UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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MYR Group Inc.
(Name of Registrant as Specified In Its Charter)

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MYR GROUP INC.
THREE CONTINENTAL TOWERS
1701 GOLF ROAD, SUITE 3-1012
ROLLING MEADOWS, IL 60008-4210

March 14, 2011

Dear Fellow Stockholder:

        You are cordially invited to attend the 2011 Annual Meeting of Stockholders of MYR Group Inc. We will hold the Annual Meeting at 9:00 a.m. local time on Thursday, May 5, 2011, at the DoubleTree Hotel, 75 West Algonquin Road, Arlington Heights, Illinois 60005. The meeting facilities will open to stockholders at 8:30 a.m. local time.

        The matters to be acted on at the Annual Meeting are described in the Notice of Annual Meeting of Stockholders and the Proxy Statement that follow this letter. Stockholders of record at the close of business on March 7, 2011, are entitled to notice of, and to vote at, the Annual Meeting.

        It is important that your shares are represented and voted at the Annual Meeting regardless of the size of your holdings. Please complete, sign, date and return the accompanying proxy card in the enclosed postage-paid envelope as soon as possible in order to ensure the presence of a quorum. If you do not vote promptly, we may incur additional costs in soliciting proxies. Voting by returning your proxy card in advance of the Annual Meeting does not deprive you of your right to attend and vote in person at the Annual Meeting. Any stockholder who later finds that he or she can be present at the meeting, or for any reason desires to do so, may revoke the proxy at any time before it is voted.

Sincerely yours,

William A. Koertner Chairman, President and Chief Executive Officer

YOUR VOTE IS IMPORTANT

MYR GROUP INC.
Three Continental Towers
1701 Golf Road, Suite 3-1012
Rolling Meadows, IL 60008-4210

        NOTICE OF 2011 ANNUAL MEETING OF STOCKHOLDERS
OF MYR GROUP INC.

TIME AND DATE:	9:00 a.m. local time on Thursday, May 5, 2011
PLACE:	DoubleTree Hotel 75 West Algonquin Road Arlington Heights, Illinois 60005
ITEMS OF BUSINESS:	(1)	Election of two Class I directors;
	(2)	Advisory resolution on executive compensation;
	(3)	Advisory vote on the frequency of holding an advisory vote on executive compensation;
	(4)	Approval of the MYR Group Inc. 2007 Long-Term Incentive Plan (Amended and Restated as of May 5, 2011);
	(5)	Ratification of Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2011; and
	(6)	Other business properly presented at the meeting.
BOARD RECOMMENDATION:	The Board of Directors of MYR Group Inc. recommends that you vote FOR Items 1, 2, 4 and 5; and to hold an advisory vote on executive compensation every year for Item 3.
WHO CAN VOTE:	Stockholders of record at the close of business on March 7, 2011, are entitled to vote at the meeting, or any postponement or adjournment thereof.
2010 ANNUAL REPORT:	We have enclosed a copy of our 2010 Annual Report to Stockholders.
DATE OF DISTRIBUTION:	This Notice of Meeting, the Proxy Statement, and the accompanying proxy card are being distributed to stockholders beginning on or about March 23, 2011.

Important Notice Regarding the Availability of Proxy Materials for our
2011 Annual Meeting of Stockholders to be held May 5, 2011

        This Notice of Meeting, the Proxy Statement, and the 2010 Annual Report to Stockholders on Form 10-K are available at our website www.myrgroup.com.

Gerald B. Engen, Jr. Senior Vice President, Chief Legal Officer and Secretary

March 14, 2011

MYR GROUP INC.
Three Continental Towers
1701 Golf Road, Suite 3-1012
Rolling Meadows, IL 60008-4210

March 14, 2011

PROXY STATEMENT
FOR 2011 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 5, 2011

        This proxy statement contains important information regarding our Annual Meeting, the proposals on which you are being asked to vote, information you may find useful in determining how to vote, and information about voting procedures. As used herein, "we," "us," "our," "MYR Group" or the "Company" refers to MYR Group Inc., a Delaware corporation.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

1.     When and where is the Annual Meeting?

        We will hold our 2011 Annual Meeting of Stockholders on May 5, 2011, at 9:00 a.m. local time, at the DoubleTree Hotel, 75 West Algonquin Road, Arlington Heights, Illinois 60005. The meeting facilities will open to stockholders at 8:30 a.m. local time. Directions to the facilities are included at the end of this Proxy Statement.

2.     Why am I receiving these proxy solicitation materials?

        The Board of Directors of MYR Group (the "Board") is providing you these materials in connection with the Board's solicitation of proxies to be voted at our 2011 Annual Meeting of Stockholders or at any adjournment or postponement thereof (the "Annual Meeting"). These materials provide information regarding the voting procedures and the matters to be voted on at the Annual Meeting. We began distributing these materials on or around March 23, 2011, to all stockholders entitled to vote at the Annual Meeting. These materials are also available on our website at www.myrgroup.com.

        In addition, copies of the 2010 Annual Report to Stockholders or this Proxy Statement will be sent free of charge to any stockholder who sends a written request to Secretary at MYR Group Inc., 1701 Golf Road, Suite 3-1012, Rolling Meadows, Illinois 60008-4210 or by calling (303) 853-7621.

3.     Who is entitled to vote at the Annual Meeting?

        The Board established March 7, 2011, as the record date (the "Record Date") for the Annual Meeting. Stockholders owning our common stock at the close of business on the Record Date are entitled to receive notice of the Annual Meeting and vote their shares at the Annual Meeting. At the close of business on the Record Date, 20,069,437 shares of our common stock were outstanding and entitled to vote. Each share is entitled to one vote on each matter to be voted upon at the Annual Meeting.

4.
What proposals are being presented for stockholder vote at the Annual Meeting?

  Five proposals are scheduled for vote at the Annual Meeting:

  Proposal 1. Election of Class I Directors.

  THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR BOTH CLASS I DIRECTOR NOMINEES TO THE BOARD, EACH FOR A THREE YEAR TERM EXPIRING AT THE 2014 ANNUAL MEETING OF STOCKHOLDERS OR UNTIL HIS SUCCESSOR HAS BEEN DULY CHOSEN AND QUALIFIED.

  You can find information about all of the current members of the Board, as well as the Board's nominees to serve as Class I directors, Henry W. Fayne and Gary R. Johnson, under the heading "Proposal No. 1. Election of Directors" in this Proxy Statement.

  Proposal 2. Advisory resolution on executive compensation.

  THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE ADVISORY RESOLUTION ON EXECUTIVE COMPENSATION.

  You can find information about the advisory resolution on executive compensation under the heading "Proposal No. 2. Advisory Resolution on Executive Compensation" in this Proxy Statement.

  Proposal 3. Advisory vote on the frequency of holding an advisory vote on executive compensation.

  THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE OPTION OF ONCE EVERY YEAR AS THE FREQUENCY WITH WHICH STOCKHOLDERS ARE PROVIDED AN ADVISORY VOTE ON EXECUTIVE COMPENSATION.

  You can find information about the advisory vote on frequency of holding an advisory vote on executive compensation under the heading "Proposal No. 3. Advisory Vote on the Frequency of an Advisory Vote on Executive Compensation" in this Proxy Statement.

  Proposal 4. Approval of the 2007 Long-Term Incentive Plan (Amended and Restated as of May 5, 2011).

  THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE 2007 LONG-TERM INCENTIVE PLAN (AMENDED AND RESTATED AS OF MAY 5, 2011).

  You can find information about the 2007 Long-Term Incentive Plan (Amended and Restated as of May 5, 2011) under the heading "Proposal No. 4: Approval of the MYR Group Inc. 2007 Long-Term Incentive Plan (Amended and Restated as of May 5, 2011);" in this Proxy Statement.

  Proposal 5. Ratification of the Appointment of Independent Auditors.

  THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS MYR GROUP'S INDEPENDENT AUDITORS FOR THE YEAR ENDING DECEMBER 31, 2011.

  You can find information about our relationship with Ernst & Young LLP under the headings "Audit Committee Matters" and "Proposal No. 5: Ratification of the Appointment of Independent Auditors" in this Proxy Statement.

        Management does not know of any business, other than that described in this Proxy Statement that will be presented for action at the Annual Meeting. If any other matters properly come before the meeting, the persons named as proxies will vote on such matters in accordance with the Board's recommendation or, if no recommendation is given, in accordance with the proxies' best judgment.

5.     What vote is required to approve each proposal?

        With respect to the election of directors, you may vote FOR or WITHHOLD with respect to each of the nominees. Directors will be elected by a plurality of the votes cast FOR, which means that the two director nominees with the most FOR votes will be elected.

        With respect to approval of the advisory resolution on executive compensation, approval of the 2007 Long-Term Incentive Plan (Amended and Restated as of May 5, 2011), and the ratification of the appointment of independent auditors, you may vote FOR, AGAINST, or ABSTAIN with respect to each proposal. In order to be approved, each of these three proposals requires the affirmative FOR vote of a majority of those shares present (either in person or represented by proxy) and entitled to vote on those proposals. Any ABSTAIN vote will have the same effect as a vote AGAINST a matter.

        With respect to the advisory vote on the frequency of future advisory votes on executive compensation, you may vote FOR every year, FOR every two years, FOR every three years, or ABSTAIN. The alternative receiving the greatest number of votes—every year, every two years or every three years—will be the frequency that stockholders approve.

6.     What effect do broker non-votes have on the proposals?

        A broker is entitled to vote shares held for a beneficial holder on routine matters, such as the ratification of the appointment of Ernst & Young LLP as MYR Group's independent auditors, without instructions from the beneficial holder of those shares. On the other hand, absent instructions from the beneficial holders of such shares, a broker will not be entitled to vote shares held for a beneficial holder on certain non-routine items, such as the other proposals to be considered at the Annual Meeting. Consequently, if your shares are held by a broker on your behalf (that is, in "street name"), and you do not instruct the broker as to how to vote these shares on Proposal Nos. 1, 2, 3, or 4, the broker may not exercise discretion to vote for or against those proposals. This would be a "broker non-vote" and these shares will not be counted as having been voted on the applicable proposal. With respect to proposal 5, the broker may exercise its discretion to vote for or against that proposal in the absence of your instruction. Please instruct your bank or broker so your vote can be counted on all proposals.

7.     What is the quorum requirement?

        A quorum of stockholders is necessary to validly hold the Annual Meeting. A quorum will be present if at least a majority of MYR Group's outstanding shares on the Record Date are represented at the Annual Meeting, either in person or by proxy. Abstentions and broker non-votes (i.e., when a stockholder does not provide voting instructions to their broker or nominee) will count for purposes of determining whether a quorum exists.

8.     What other matters may arise at the Annual Meeting?

        Other than the proposals described in this Proxy Statement, we do not expect any other matters to be presented for a vote at the Annual Meeting. The Chairman of the Annual Meeting may refuse to allow presentation of a proposal or a nomination for the Board at the Annual Meeting if it is not properly submitted. The requirements for properly submitting proposals and nominations at the 2012 Annual Meeting are set forth in Article II, Sections 4 and 5 of our By-Laws. They are similar to those described under the heading "2012 Annual Meeting of Stockholders" in this Proxy Statement.

9.     How will my shares be voted?

        Your shares will be voted as you direct if you vote by signing and returning your proxy card. If you sign and return your proxy card but do not specify how you would like your shares voted, they will be voted in accordance with the Board's recommendations on all matters or, if no recommendation is given, in accordance with the proxies' best judgment.

10.   Can I change my vote?

        If you would like to change your vote after submitting your proxy and prior to the Annual Meeting, you can revoke your proxy and change your proxy instructions by (a) signing and submitting another proxy card with a later date, or (b) voting at the Annual Meeting. Alternatively, you may provide a written statement of your intention to revoke your proxy to our Secretary at MYR Group Inc., 1701 Golf Road, Suite 3-1012, Rolling Meadows, Illinois 60008-4210. If your shares are held in street name (i.e., your shares are held in an account through your broker), you may contact your bank or broker for specific instructions on how to change your vote.

11.   Who will bear the cost of soliciting votes for the Annual Meeting?

        MYR Group bears the cost of soliciting your vote. In addition to mailing these proxy materials, MYR Group's directors, officers or employees may solicit proxies or votes in person, by telephone or by electronic communication. They will not receive any additional compensation for these solicitation activities.

        MYR Group may enlist the help of banks and brokerage houses in soliciting proxies from their customers and reimburse the banks and brokerage houses for related out-of-pocket expenses.

12.
I received only one set of proxy materials. Is it possible to obtain duplicates?

        If you hold your shares in street name, your broker or nominee may participate in the practice of "householding" proxy soliciting material. This means that if you reside in the same household as other stockholders of record or beneficial owners of our common stock, you may not receive your own copy of our proxy materials, even though each stockholder received his/her own proxy card.

        If your household received one set of proxy materials and you are a stockholder of record who would like to receive additional copies of our proxy materials, you may request a duplicate set or single copy by contacting our transfer agent, IST Shareholder Services, 209 West Jackson Boulevard, Suite 903, Chicago, Illinois 60606 or by calling (303) 853-7621. If you hold your shares in street name, please contact your broker or nominee directly (a) if you are requesting a duplicate set of our proxy materials or (b) if you desire to reduce the number of copies of our proxy materials that will be sent to your household.

13.   Are my votes confidential?

        Yes, your vote will not be disclosed to our directors, officers or employees, except (a) as necessary to meet legal requirements and to assert or defend claims for or against us; (b) in the case of a contested proxy solicitation; (c) if you provide a comment with your proxy or otherwise communicate your vote to us; or (d) as necessary to allow the independent inspector of election to certify the results.

14.   Who counts the vote?

        As the appointed independent tabulator, IST Shareholder Services will receive the proxies and tabulate the votes cast. IST Shareholder Services will act as the independent inspector of election and will certify the results.

15.   How do I find out the voting results?

        Voting results will be included in a Form 8-K to be filed with the Securities and Exchange Commission ("SEC") on or before May 12, 2011. The Form 8-K will also be available on our website at www.myrgroup.com.

16.   May I ask questions at the Annual Meeting?

        Yes. As a stockholder, during the voting, you may ask questions and make remarks related to the matters being voted on. The Chairman of the Annual Meeting will entertain stockholders' questions and comments of a general nature following the voting.

CORPORATE GOVERNANCE

Code of Ethics and Corporate Governance Principles

        The Board adopted a Code of Business Conduct and Ethics (the "Code of Ethics") applicable to all directors, officers and employees of MYR Group and its subsidiaries. The Code aims to deter wrongdoing and focuses on the promotion of honest and ethical conduct, full and accurate public communication and compliance with applicable laws, rules and regulations. We disclose any waiver to the Code of Ethics we grant to our principal executive officer, principal financial officer, principal accounting officer or controller and persons performing similar functions or amendments to the Code of Ethics in our Annual Report on Form 10-K or on a Current Report on Form 8-K filed with the SEC.

        Additionally, the Board adopted guidelines that provide a framework for MYR Group's corporate governance (the "Corporate Governance Principles"). The Corporate Governance Principles assist the Board in the exercise of its responsibilities to help ensure compliance with governing law and the policies of MYR Group.

        Stockholders and others can access our corporate governance materials, including the Articles of Incorporation, Amended and Restated By-Laws, Board committee charters, our Corporate Governance Principles, the Code of Ethics and other corporate governance related materials at our website at www.myrgroup.com. Copies of these materials are also available free of charge to any stockholder who sends a written request to our Secretary at MYR Group Inc., 1701 Golf Road, Suite 3-1012, Rolling Meadows, Illinois 60008-4210.

        The information on our website is not, and shall not be deemed to be, a part of this Proxy Statement or incorporated into any other filings MYR Group makes with the SEC.

Director Independence

        The Corporate Governance Principles require that at least a majority of the Board qualify as independent directors under the listing standards of the NASDAQ Stock Market ("Nasdaq"). Nasdaq listing standards have both objective tests and a subjective test for determining who is an independent director. The objective tests state, for example, that a director is not considered independent if he or she is an employee of the Company. The subjective test requires the Board to affirmatively determine that the director does not have a relationship that would interfere with the director's exercise of independent judgment in carrying out his or her responsibilities. On an annual basis, each member of the Board completes a questionnaire designed to provide information to assist the Board in determining whether the director is independent under the Nasdaq listing standards and the Corporate Governance Principles.

        After considering the Nasdaq listing standards and information provided by each director, the Board determined that the following directors are independent: Jack L. Alexander, Larry F. Altenbaumer, Henry W. Fayne, Betty R. Johnson, Gary R. Johnson, Maurice E. Moore, and William D. Patterson. William A. Koertner, due to his employment with MYR Group, is not considered an independent director.

Executive Sessions of the Board

        In accordance with the Corporate Governance Principles, the independent directors meet at least twice per year in executive sessions, which are chaired by the Lead Director. Executive sessions are typically held following Board meetings, without management present.

Meeting Attendance

        We expect directors to regularly attend Board meetings and meetings of the committees on which they serve. The Board held nine meetings in 2010 and acted by unanimous consent four times. All directors, including both Class I nominees, attended 100% of the aggregate number of meetings of the Board and all committees, on which they served. All directors are expected to attend the Annual Meeting and all directors serving at the time of the 2010 Annual Meeting of Stockholders, including both Class I nominees, attended that meeting.

Communications with the Board

        Stockholders and other interested parties can communicate with the directors individually or as a group, by writing to our Secretary at MYR Group Inc., 1701 Golf Road Suite 3-1012, Rolling Meadows, Illinois 60008-4210 or by submitting an e-mail to our corporate website at http://investor.myrgroup.com/contactBoard.cfm. The Secretary forwards communications relating to matters within the Board's purview to the appropriate directors, communications relating to matters within a Board committee's area of responsibility to the chair of the appropriate committee and communications relating to ordinary business matters, such as suggestions, inquiries and consumer complaints, to the appropriate MYR Group officer. The Secretary does not forward complaints about service, new product suggestions, resumes and other forms of job inquiries, surveys, business solicitations or advertisements or inappropriate communications.

Board Leadership Structure

        Our Corporate Governance Principles provide that the Board is free to choose its Chairman in any way that it deems best for MYR Group at any given point in time. William A. Koertner currently serves as both Chairman of the Board and our Chief Executive Officer. He has held both of those positions since 2007. The Board believes that Mr. Koertner's service as both Chairman and Chief Executive Officer is appropriate taking into consideration MYR Group's size, structure and business as well as Mr. Koertner's working knowledge of the industry and tenure with MYR Group and established communications with the Board. The Board has the necessary power and authority to request and obtain information from management, to retain outside consultants, and to consult with management and employees where it deems appropriate. Our overall corporate governance policies and practices, combined with the strength of our independent directors, minimize any potential conflicts that may result from combined roles of Chief Executive Officer and Chairman.

        In accordance with the Corporate Governance Principles, the independent directors selected Gary R. Johnson to serve as the Board's Lead Director. As Lead Director, Mr. Johnson has the authority to call meetings of the independent directors and his duties include, among others, presiding at executive sessions of the independent directors, which are typically held following Board meetings without management present and serving as a liaison between the chairman and the independent directors and, where appropriate, with the stockholders.

Risk Oversight

        MYR Group does not view risk in isolation, but considers risk as part of its regular consideration of business strategy and business decisions. Assessing and managing risk is the responsibility of MYR Group's management, which establishes and maintains risk management processes, including action plans and controls, to balance risk mitigation and opportunities to create stockholder value. It is management's responsibility to anticipate, identify and communicate risks to the Board and/or its committees. The Board oversees and reviews certain aspects of the Company's risk management efforts, either directly or through its committees. MYR Group approaches risk management by integrating its strategic planning, operational decision making and risk oversight, and communicating these risks and opportunities to the Board. The Board commits extensive time and effort discussing and agreeing upon the Company's strategic plan, and it reconsiders key elements of the strategic plan as significant events and opportunities arise during the year. As part of the review of the strategic plan, as well as in evaluating events and opportunities that occur during the year, the Board and management focus on the primary value drivers and risks for the Company.

        While the Board has primary responsibility for risk oversight, the Board's standing committees support the Board by regularly addressing various risks in their respective areas of oversight. Specifically, the Audit Committee assists the Board in fulfilling its oversight responsibilities with respect to risk management in the areas of financial reporting, internal controls and compliance with public reporting requirements. The Compensation Committee assists the Board in fulfilling its risk management oversight responsibilities associated with risks arising from compensation policies and programs. The Nominating and Corporate Governance Committee assists the Board in fulfilling its risk management oversight responsibilities associated with risks related to corporate governance. Each of the committee chairs reports to the full Board at regular meetings concerning the activities of the committee, the significant issues it has discussed and the actions taken by the committee.

        We believe that our leadership structure supports the risk oversight function of the Board. With our Chief Executive Officer serving as Chairman of the Board, he is able to promote open communication between management and directors relating to risk. Additionally, each Board committee is chaired by an independent director and all directors are actively involved in the risk oversight function.

Committee Membership

        Our Board designates the members and chairs of committees based on the Nominating and Corporate Governance Committee's recommendations. Because he is not an independent director, William A. Koertner does not serve on any of the committees. The Board has three standing committees—Audit, Compensation, and Nominating and Corporate Governance Committee—each comprised entirely of independent directors, membership in 2010 was as follows:

2010 Committee Membership

Name	Audit	Compensation	Nominating and Corporate Governance
Jack L. Alexander	X	X	—
Larry F. Altenbaumer	—	Chair	X
Henry W. Fayne	X	X	—
Betty R. Johnson	X	—	X
Gary R. Johnson	—	X	Chair
Maurice E. Moore(1)	X	—	X
William D. Patterson	Chair	X	—
Carter A. Ward(2)	X	—	X
Number of Meetings in 2010	5	5	3

(1)
The Board appointed Mr. Moore as a Class II director and member of the Audit and Nominating and Corporate Governance committees on May 21, 2010.

(2)
Mr. Ward resigned from the Board on June 30, 2010.

        The Board adopted a written charter for each of its three standing committees. The charters define each committee's roles and responsibilities. The charters are available on our website at www.myrgroup.com. MYR Group will provide copies of these charters free of charge to any stockholder who sends a written request to our Secretary at MYR Group Inc., 1701 Golf Road, Suite 3-1012, Rolling Meadows, Illinois 60008-4210.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE MATTERS

        The Board has determined that all of the Nominating and Corporate Governance Committee members are independent within the meaning of the Nasdaq's listing standards. The primary responsibilities of the Nominating and Corporate Governance Committee include (i) identifying and recommending to the Board individuals qualified to serve as director, (ii) advising the Board with respect to the Board's composition, procedures and committees, (iii) developing and recommending to the Board the corporate governance principles applicable to the Company, (iv) overseeing the evaluation of the Board and Board committees, and (v) to provide oversight with respect to corporate governance and ethical conduct.

Criteria for Nomination to the Board of Directors and Diversity

        Candidates for nomination to the Board are selected by the Nominating and Corporate Governance Committee in accordance with the Committee's charter, our Certificate of Incorporation and Bylaws, our Corporate Governance Principles, and additional criteria that may be adopted by the Board regarding director candidate qualifications. The Nominating and Corporate Governance Committee will evaluate all candidates in the same manner and using the same criteria, regardless of the source of the recommendation.

        Since the identification and selection of qualified directors is a complex and subjective process that requires consideration of many intangible factors, and will be significantly influenced by the particular needs of the Board from time to time, there is not a specific set of minimum qualifications, qualities or skills that are necessary for a nominee to possess, other than those that are necessary to meet legal, Nasdaq listing requirements and the provisions of our Certificate of Incorporation, Bylaws, Corporate Governance Principles, and charters of the Board's committees. When considering nominees, the Nominating and Corporate Governance Committee may take into consideration many factors including a candidate's:

  •
  record of accomplishment in his or her chosen field;

  •
  depth and breadth of experience at an executive, policy-making level in business, financial services, academia, law, government, technology or other areas relevant to the Company's activities;

  •
  personal and professional ethics, integrity and values;

  •
  commitment to enhancing stockholder value;

  •
  ability to exercise good judgment and provide practical insights and diverse perspectives;

  •
  absence of real and perceived conflicts of interest;

  •
  ability and willingness to devote sufficient time to become knowledgeable about the Company and to effectively carry out the duties and responsibilities of service;

  •
  ability to attend all or almost all Board meetings in person;

  •
  ability to develop a good working relationship with other members of the Board; and

  •
  ability to contribute to the Board's working relationship with senior management.

        When considering nominees, the Nominating and Corporate Governance Committee may also consider whether the candidate possesses the qualifications, experience and skills it considers appropriate in the context of the Board's overall composition and needs. In addition, our Corporate Governance Principles specify that the Nominating and Corporate Governance Committee should consider the value of diversity on the Board in the director nominee identification and nomination process. Accordingly, while the Company does not have specific policy regarding diversity, the

Committee's evaluation of director nominees includes consideration of their ability to contribute to the diversity of personal and professional experiences, opinions, perspectives and backgrounds on the Board. Nominees are not discriminated against on the basis of race, color, religion, sex, ancestry, national origin, sexual orientation, disability or any other basis prescribed by law. The Committee will assess the effectiveness of this approach as part of its review of the Board's composition as well as in the course of the Board's and Committee's self-evaluation process. The Nominating and Corporate Governance Committee also considers candidates for Board membership suggested by stockholders using the criteria discussed above.

        Under the heading "Proposal No. 1—Election of Directors," we provide an overview of each nominee's principal occupation, business experience and other directorships of publicly-traded companies, together with the qualifications, experience, key attributes and skills the Committee and the Board believe will best serve the interests of the Board, the Company and our stockholders.

Board and Committee Self-Evaluations

        The Board and each of the Nominating and Corporate Governance, Compensation and Audit committees conduct an annual self-evaluation, which includes both a qualitative and quantitative assessment by each director of the performance of the Board and the committee or committees on which the director sits. The Nominating and Corporate Governance Committee oversees the evaluation process.

PROPOSAL NO. 1. ELECTION OF DIRECTORS

        The Board currently consists of eight directors. The directors are divided into three classes, designated as Class I, Class II and Class III. The term for each class expires at the conclusion of a three-year term. At the 2011 Annual Meeting, the Class I director positions are up for election.

        The Nominating and Corporate Governance Committee recommended to the Board, and the Board approved, the nomination of Henry W. Fayne and Gary R. Johnson as Class I directors, each for a term ending at the 2014 Annual Meeting of Stockholders or until his successor has been chosen and qualified.

        If either of the nominees should be unavailable to serve due to an unanticipated event, the Board may designate another person as a substitute nominee or, in accordance with our By-Laws, act to reduce the number of directors. If the Board substitutes another nominee, your proxy will be voted for the substitute nominee.

        Neither of the nominees is related to another or to any executive officer of MYR Group or its subsidiaries by blood, marriage or adoption.

        THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE NOMINEES.

Director Qualifications

        When considering whether directors and nominees have the experience, qualifications, attributes, and skills, taken as a whole, to enable the Board to satisfy its responsibilities effectively in light of our businesses and structure, the Nominating and Governance Committee and the Board focused primarily on the information discussed in each of the director's individual biographies set forth in the tables below.

        When considering whether our current directors should serve as a director, the Board considered their wealth of knowledge in our industry, their particular experiences, individual talents, leadership skills, and what each individual would bring to the Board as a whole. Additionally, the Board considered and valued that each of our directors has extensive experience as a business leader and has a strong understanding of business operations in general. In particular, the Board considered that each of the directors has a strong background in the utilities sector and the Board believes that such relevant experience is important in evaluating and overseeing our business development and strategies.

        The following is information as of March 14, 2011, regarding each director who is up for election at the Annual Meeting:

Henry W. Fayne Age: 64 Director Since: 2007 Director Class: Class I	Mr. Fayne has 30 years of experience with American Electric Power ("AEP"), an electric utility company servicing 5 million customers in eleven states. During his tenure from 1974 to 2004, he held senior positions in both finance and operations. Most recently, he served as Executive Vice President of Energy Services and was responsible for transmission, distribution and customer relations operations for the AEP system, which consisted of approximately 15,000 line workers. He also served as Chief Financial Officer and Executive Vice President—Financial Services and was responsible for financial planning and budgeting, risk management, internal audits, accounting and treasury functions. After retiring from AEP in 2004, Mr. Fayne began providing advisory and consulting services to various companies, including Century Aluminum Company. In addition to serving on the Board, Mr. Fayne currently serves as chairman of the board of directors for Southwest Generation, LCC, a privately held gas fired generating company; director and chairman of the audit committee of the board of directors for Murray Energy Corporation, a privately held coal mining company; and sits on the boards of directors of Youth and Families, a non-profit organization serving at risk children in Franklin County, Ohio and Habitat for Humanity of Greater Columbus, Ohio.
Mr. Fayne holds a Bachelor of Arts degree in Economics from Columbia College of Columbia University and a Masters of Business Administration degree from the Columbia Graduate School of Business.

Qualifications, Experience, Key Attributes and Skills:

With over 35 years of total industry experience, Mr. Fayne's extensive background in financial planning, budgeting, risk management and operational experience with AEP combine to provide extremely relevant insight and guidance related to our primary operations. His substantial executive leadership expertise and consulting experience are directly relevant to our operations and activities as well as to his service on our Audit and Compensation Committees, and help aid the Board's strategic and high-level planning as well as the Board's understanding of our customers and competitors. Mr. Fayne's participation on a variety of other boards provides him with a well-rounded perspective to further enhance the Board's understanding of the industry.

Gary R. Johnson Age: 64 Director Since: 2007 Director Class: Class I	Most recently, Mr. Johnson was Vice President and General Counsel of Xcel Energy and its wholly-owned subsidiary, Northern States Power Company. Xcel Energy is a leading combination electricity and natural gas energy company offering a comprehensive portfolio of energy-related products and services to 3.4 million electricity customers and 1.9 million natural gas customers throughout the western and midwestern United States. Mr. Johnson occupied this position from 2000 until his retirement in 2007.

He holds a bachelor's degree in history from the University of Minnesota and a Masters in Public Administration degree from Ohio State University. Mr. Johnson is a graduate of the University of Minnesota Law School.

Qualifications, Experience, Key Attributes and Skills:

Through his distinguished career as an executive officer and general counsel at Xcel Energy and Northern States Power Company, Mr. Johnson gained a broad understanding of the business, legal issues and regulatory landscape of the electrical utility industry. Serving as lead director on the Board and the Chairman of the Nominating and Corporate Governance Committee, Mr. Johnson uses his vast knowledge to provide a valuable perspective that assists the Board in its understanding of current legal and regulatory issues facing us and the industry, as well as into the challenges of operating a nationwide company.

        The following is information regarding Class II and Class III directors serving as of March 14, 2011:

Jack L. Alexander Age: 63 Director Since: 2007 Director Class: Class II Expiration of Term: 2012	Since his retirement from MidAmerican Energy Holdings Company ("MidAmerican") in 2005, Mr. Alexander has continued to provide advisory and consulting services related to generation projects to MidAmerican. Prior to this, Mr. Alexander spent 32 years serving in various roles with MidAmerican from 1973 to 2005. Most recently, he was Senior Vice President of Supply and Marketing from 2002 to 2005 and was responsible for electric generation, energy trading, marketing and sales, risk management and legislation and regulation. Prior to this, Mr. Alexander held roles in engineering, corporate planning, human resources and energy delivery. He has over 13 years of experience leading MidAmerican Energy's human resources function, with responsibility for labor relations, contract negotiations, compensation and benefits, employment and employee development and training.
Mr. Alexander holds a Bachelor of Science degree in business administration and economics from Morningside College.

Qualifications, Experience, Key Attributes and Skills:

Mr. Alexander's background as a senior executive at MidAmerican and varied industry experience in transmission and distribution, electric generation, energy trading, marketing and sales, risk management, legislation and regulation, engineering, corporate planning and human resources provides him with an extremely broad and fundamental understanding related to several of our operations and organizational structure, utility operations and the transmission and distribution business sector. He also has extensive experience with mergers and acquisitions including asset valuations and due diligence on a number of utility acquisitions. His knowledge and experience is extremely relevant to Mr. Alexander's role as a member on the Audit Committee. While at MidAmerican, Mr. Alexander was responsible for the construction of over $2.0 billion of new electric generation in the state of Iowa including one of the world's largest land-based wind energy projects. He also has experience serving as MidAmerican's chief company spokesperson on a number of IBEW labor contract negotiations. His human resources leadership and experience in labor relations, contract negotiations, compensation and benefits, employment and employee development and training provide a unique and thorough perspective that is of great value in Mr. Alexander's role on our Compensation Committee.

Betty R. Johnson Age: 52 Director Since: 2007 Director Class: Class II Expiration of Term: 2012	Since 2009, Ms. Johnson has been the Vice President of Global Finance and Chief Financial Officer of Sloan Valve Company, an international manufacturer and distributor of water efficient products to the commercial plumbing industry. Prior to this, Ms. Johnson was Executive Vice President and Chief Financial Officer with Block and Company, Inc, a manufacturer and distributor of money handling and office products from 2003 to 2009. From 1999 to 2003 she served as the Vice President—Operations /Finance with Encompass Services Corporation, an electrical and mechanical construction company. Ms. Johnson served as MYR Group's Controller from 1992 to 1998 and Vice President and Controller from 1998 to 1999. In addition, Ms. Johnson also has 11 years of experience in various auditing roles within Deloitte and Touche's construction industry group.
Ms. Johnson holds a bachelor's degree in business administration and is a certified public accountant.

Qualifications, Experience, Key Attributes and Skills:

Ms. Johnson's experience as a financial officer at a variety of companies as well as her construction background, direct employment with us and understanding of finance and accounting, risk auditing, internal controls and procedures for financial reporting processes for large publicly traded corporations provide her with a strong foundational understanding of our financial requirements as well as the financial challenges and issues facing the Company, industry and market. This combination of background and experience ideally positions Ms. Johnson as a key member on both the Audit and Nominating and Corporate Governance Committees.

Maurice E. Moore Age: 60 Director Since: 2010 Director Class: Class II Expiration of Term: 2012	Since 2009, Mr. Moore has been Managing Director and sole proprietor of Primus Financial Group, LLC, a firm providing leasing and project finance advisory services to companies engaged in the renewable energy business. With more than twenty five years of professional financial experience, Mr. Moore has an extensive background in originating, negotiating, syndicating and financing large capital projects in various segments, including the electric utility and renewable energy industries. Prior to his position at Primus Financial Group, Mr. Moore served in senior leadership roles with Chase Equipment Leasing, Inc. from 2006 to 2009, a division of JP Morgan Chase offering a variety of financing and lease solutions to help businesses acquire the equipment needed daily operations; and JP Morgan Capital Corporation, and its predecessor companies, from 1986 to 2005. Prior to serving on the Board, Mr. Moore served on the boards for West Suburban Medical Center and Community Chest of Oak Park & River Forest, Illinois, and was formerly Finance Advisory Committee Chairman for Oak Park & River Forest High School in Illinois.
Mr. Moore earned a Bachelor's of Science degree in Civil Engineering from Brown University and a Masters of Business Administration degree from Harvard Graduate School of Business.

Qualifications, Experience, Key Attributes and Skills:

Mr. Moore is our newest board member and has substantial leadership, financial services and capital expenditures experience, and has advised a variety of clients engaged in energy and renewable energy markets. His skills in originating, negotiating and financing large capital projects in both similar and varying environments serve as a guiding force concerning our capital investment and expenditure plans. In addition, his financial advisory involvement on other boards provides a diverse range of insight that contributes to the Board's understanding of the markets in which we operate, especially as it relates to issues surrounding our involvement in renewable energy. Mr. Moore's business acumen and participation on the Audit and Corporate Governance Committees help to broaden our exposure and understanding of successful financial practices and growth strategies.

Larry F. Altenbaumer Age: 62 Director Since: 2006 Director Class: Class III Expiration of Term: 2013	Mr. Altenbaumer has over 40 years of experience in the energy industry and is currently an independent consultant providing services to several organizations both in and outside of the energy industry, including ArcLight Capital Partners, a leading energy investment firm. He is also an independent director for the Southwest Power Pool, a FERC approved regional transmission organization covering portions of nine states, and chair of the Board of Decatur Memorial Health Systems. Mr. Altenbaumer joined Illinois Power Company, an electric and natural gas deliver company in 1970, and spent much of his nearly thirty-four years there in various financial leadership positions including Treasurer, Controller and Chief Financial Officer, prior to becoming President in 1999. During his tenure, he also served as Executive Vice President for Regulated Delivery for Dynegy Inc., a wholesale power, capacity and ancillary services provider. Illinois Power became a subsidiary of Dynegy in 2000—a transaction led by Mr. Altenbaumer for Illinois Power.
Mr. Altenbaumer received a Bachelor's degree in electrical engineering/computer science from the University of Illinois.

Qualifications, Experience, Key Attributes and Skills:

Mr. Altenbaumer's long record of achievement in various leadership positions at Illinois Power, including President, enables him to provide valuable insight into key aspects of successfully managing our day to day business and management operations. This experience and his current position as a director of the Southwest Power Pool and a member of its Human Resources Committee and Finance Committee support his role as Chairman of the Compensation Committee. His executive management roles and range of consulting experience both in and outside of the industry strengthen Mr. Altenbaumer's ability to provide strategic leadership to help us better position ourselves for future growth and success. In addition, Mr. Altenbaumer's board service for Decatur Memorial Health Systems and the Southwest Power Pool along with the nature of his activity in support of several ArcLight portfolio companies provide him with relevant expertise in areas related to corporate governance issues affecting U.S. publicly traded companies and arm him with a wide base of knowledge related to his membership on the the Board's Corporate Governance Committee.

William A. Koertner Age: 61 Director Since: 2007 Director Class: Class III Expiration of Term: 2013	Mr. Koertner joined MYR Group in 1998 as Senior Vice President, Treasurer and Chief Financial Officer, responsible for all financial functions including accounting, treasury, risk management, MIS and fleet operations. He was promoted to President and Chief Executive Officer in December 2003. In his role as President and Chief Executive Officer, he has complete profit and loss responsibility for the Company. Prior to joining MYR Group, Mr. Koertner served as Chief Financial Officer for Central Illinois Public Service Company from 1995 to 1998 and President and CEO of CIPSCO Investment Company. CIPSCO manages nonutility investments and provides investment management services for affiliates.

Mr. Koertner holds a Bachelor's of Science degree in finance from Northern Illinois University and a Masters of Business Administration degree from the University of Illinois.

Qualifications, Experience, Key Attributes and Skills:

Through Mr. Koertner's tenure as both President and CEO and Chief Financial Officer of MYR Group, he has gained an in-depth understanding of our day-to-day operations and has helped to develop and set our short and long-term growth strategies. He has been an instrumental force in building and maintaining key customer, vendor and investor relationships that have played an integral role in helping to further understand our business goals, the markets in which we operate, and our competitive climate, all of which have contributed greatly to the success of the Company. Mr. Koertner also brings a wealth of financial expertise and utility background to his role, and possesses an expert understanding of accounting practices, treasury, risk management, MIS and fleet operations, providing sound guidance to the board regarding our strategies and management.

William D. Patterson Age: 56 Director Since: 2007 Director Class: Class III Expiration of Term: 2013	In October 2010, Mr. Patterson rejoined EnSTAR Management Corporation, a company that he founded to provide advisory and consulting services to utilities. Prior to this, Mr. Patterson served as Senior Vice President of Corporate and Business Development for American Water Works Company, Inc., the largest investor-owned U.S. water and wastewater utility company. From 2005 through mid-2008, Mr. Patterson served as Senior Vice President and Chief Financial Officer of Pennichuck Corporation, an investor-owned water utility holding company. From January 2003 to January 2005, he served as an executive advisor to Concentric Energy Advisors, a private firm located in Marlborough, Massachusetts, providing financial advisory and consulting services for utilities. His experience also includes nearly 20 years of work within the investment banking industry, serving in senior positions at E.F. Hutton, Shearson Lehman and Smith Barney, where he was managing director and co-head of the corporate finance department's regulated utilities practice.

Mr. Patterson earned his Masters of Business Administration degree in finance and accounting from the University of Chicago Graduate School of Business, graduating with high honors. He earned his Bachelor's of Science degree in civil engineering from Princeton University, graduating summa cum laude.

Qualifications, Experience, Key Attributes and Skills:

Mr. Patterson is a financial executive and expert with 30 years of experience primarily serving the regulated utility and energy/utility infrastructure markets. As an independent director and Chairman of the Audit Committee and a member of the Compensation Committee, Mr. Patterson brings a broad-based track record of success as a banker, investor, and advisor and has held senior management and independent director positions for both public and private companies. His service as a senior executive for various companies in the utility industry provides him with an unparalleled understanding and awareness of our markets and a valuable perspective in the review and analysis of financial statements and results.

COMPENSATION COMMITTEE MATTERS

        The Compensation Committee is responsible for overseeing our compensation plans and our employee benefit plans and practices. Under its charter, the Compensation Committee, at least annually, reviews the goals and objectives of the MYR Group's executive compensation plans and evaluates the compensation plans' success in reaching such goals and objectives. In addition, the Compensation Committee evaluates the performance of MYR Group's executive officers, including the Chief Executive Officer, in light of the goals and objectives of the executive compensation plans and determines and approves or recommends to the Board for its approval the appropriate compensation levels for such officers.

        The Compensation Committee's primary goals with respect to named executive officer compensation are (i) to align our named executive officers' incentives with stockholder value creation, (ii) to attract, motivate and retain the best possible executive officer talent, (iii) to tie cash and stock incentives to the achievement of measurable corporate and business unit performance goals and (iv) to encourage our named executive officers to behave like owners of the business. To achieve these purposes, the Compensation Committee implements and maintains compensation plans that reward our named executive officers for their contributions to our short-term and long-term performance and for creating and building stockholder value.

        The Board has determined that each member of the Compensation Committee qualifies as an "independent" director as defined under the Nasdaq rules, as a "non-employee" director as defined in Rule 16b-3(b)(3) under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and as an "outside" director within the meaning of Section 162(m)(4)(c)(i) of the Internal Revenue Code of 1986, as amended (the "IRS Code").

        The Compensation Discussion and Analysis, included in this Proxy Statement, addresses the Compensation Committee's primary processes for establishing and overseeing executive compensation, which include retaining compensation consultants, inviting our Chief Executive Officer and our Vice President-Human Resources to participate in meetings and holding meetings without management present.

Compensation Consultant

        Under its charter, the Compensation Committee has the authority to retain, at the Company's expense, its own advisors and compensation consultants and to approve their compensation. These external compensation consultants provide the Compensation Committee with guidance on compensation trends, program designs and market research requested by the Compensation Committee. The compensation consultants provide advice and recommendations on both executive and director compensation. The compensation consultants are retained to provide a variety of executive and director compensation-related services, which include evaluating the competitive position of our named executive officer and director compensation, advising on incentive award programs and actions, and briefing the Compensation Committee on executive and director compensation trends.

        These compensation consultants are engaged by and report directly to the Compensation Committee on executive compensation matters and meet separately with the Compensation Committee outside the presence of management. Interaction between the compensation consultants and management is generally limited to providing information and data necessary for the compensation consultant to carry out assignments from the Compensation Committee.

        From September 2008 through November 2009, the Compensation Committee retained E&Y as its primary compensation consultant. As part of the Compensation Committee's annual review of the independence of its compensation consultant, the Compensation Committee considered, among other things, the fact that E&Y had been retained by MYR Group as its independent auditors for the fiscal year ended December 31, 2009. To avoid any actual or perceived conflict of interest, the Compensation Committee decided not to continue using E&Y as its primary compensation consultant. Effective November 2009 and continuing through 2011, the Compensation Committee elected to retain Mercer to serve as its compensation consultant. Mercer did not perform any non-executive compensation-related services for MYR Group in 2010. In 2010, total fees paid to Mercer for services provided as our compensation consultant were less than $120,000.

Compensation Risk Assessment

        The Compensation Committee considers potential risks when reviewing and approving compensation programs. We have designed our compensation programs, including our incentive compensation plans, with specific features to address potential risks while rewarding employees for achieving long-term financial and strategic objectives through prudent business judgment and appropriate risk taking. The following elements have been incorporated in our programs available for our executive officers:

  •
  A Balanced Mix of Compensation Components—The target compensation mix for our executive officers is composed of salary, annual cash incentives and long-term equity incentives, representing a mix that is not overly weighted toward short-term cash incentives.

  •
  Multiple Performance Factors—Our incentive compensation plans use Company-wide metrics, which encourage focus on the achievement of objectives for the overall benefit of the Company:

  •
  The 2010 annual cash incentive was dependent on multiple performance metrics including pretax income, as adjusted for unusual or nonrecurring items, return on equity ("ROE"), backlog, and safety performance.

  •
  The long-term incentives are equity-based with a three-year and five-year vesting schedules to complement our annual cash based incentives.

  •
  Capped Incentive Awards—Annual cash incentive awards are capped at 150% of target and the amount of performance shares that can be earned is limited to 200% of target award.

  •
  Stock Ownership Guidelines—Guidelines call for significant share ownership, which aligns the interests of our executive officers with the long-term interests of stockholders.

        Additionally, the Compensation Committee considered an assessment of compensation-related risks for all of our employees. Based on this assessment, the Committee concluded that our compensation programs do not create risks that are reasonably likely to have a material adverse effect on the Company. In making this evaluation, the Committee reviewed the key design elements of our compensation programs in relation to industry practices, as well as the means by which any potential risks may be mitigated, such as through our internal controls and oversight by management and the Board.

Compensation Committee Report for the Year Ended December 31, 2010

        The Compensation Committee oversees our compensation program on behalf of the Board. In fulfilling its oversight responsibilities, the Compensation Committee reviewed and discussed with management the Compensation Discussion and Analysis included in this Proxy Statement.

        In reliance on the review and discussion referred to above, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in our Proxy Statement to be filed with the SEC in connection with our Annual Meeting and incorporated by reference in our 2010 Form 10-K.

Compensation Committee:	Larry F. Altenbaumer, Chair Jack L. Alexander Henry W. Fayne Gary R. Johnson William D. Patterson

DIRECTOR COMPENSATION

        We use a combination of cash and equity-based compensation to attract and retain non-employee directors and to compensate such directors for their service on the Board in an amount that is commensurate with their role and involvement. In setting director compensation, the Compensation Committee and the Board considered an analysis prepared by E&Y in March 2009 of reported non-employee director compensation practices at the same peer companies used for the Compensation Committee's evaluation of named executive officers' compensation. This analysis included information on prevalent practices for retainers, fees and equity compensation. In addition, the Compensation Committee and the Board considered the significant amount of time our directors will expend in fulfilling their duties.

Cash Compensation

        For the year ended December 31, 2010, the Board approved the following cash compensation for our non-employee directors who serve on the Board and Board committees:

  •
  annual compensation of $30,000 for each member of the Board, plus an additional $10,000 annually for each chairperson of the Audit and Compensation Committees, and $5,000 annually for the chairperson of the Nominating and Corporate Governance Committee;

  •
  each director received cash compensation of $2,000 for each meeting of the Board that he or she attended in person and $1,000 for each meeting attended telephonically; and

  •
  each director received cash compensation of $1,000 for each meeting of any committee that he or she attended, whether in person or by phone.

        In addition, our directors are entitled to reimbursement for reasonable costs and expenses incurred in connection with attendance at Board and committee meetings.

Equity Compensation

        In 2010, the Board approved time based restricted stock grants with a value of approximately $10,000 to each non-employee director, except Mr. Ward. Each grant vests ratably over a three-year period, but may be accelerated upon a change in control, as defined in the 2007 Long-Term Incentive Plan (the "LTIP"), provided the grantee is a member of the Board. Unvested restricted stock grants are forfeit when a director leaves the Board.

Stock Ownership Guidelines

        On March 3, 2011, the Board established stock ownership guidelines for our non-employee directors to reinforce the importance of aligning the interests of the members of the Board with the interests of our stockholders. The guideline requires directors to meet ownership levels measured as a value equal to or greater than four times the annual retainer. Non-employee directors have five years from the later of March 31, 2011 and the date the non-employee was appointed to the Board to attain these ownership levels. We also have an insider trading policy which, among other things, prohibits directors from hedging the economic risk of their stock ownership.

 2010 DIRECTOR COMPENSATION TABLE

        The following table sets forth the annual compensation earned by each of our non-employee directors for the fiscal year ended December 31, 2010.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(3)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Jack L. Alexander	57,000	9,999	—	—	—	66,999
Larry F. Altenbaumer	67,000	9,999	—	—	—	76,999
Henry W. Fayne	57,000	9,999	—	—	—	66,999
Betty R. Johnson	56,000	9,999	—	—	—	65,999
Gary R. Johnson	62,000	9,999	—	—	—	71,999
Maurice E. Moore(1)	32,297	9,996	—	—	—	42,293
William D. Patterson	67,000	9,999	—	—	—	76,999
Carter A. Ward(2)	30,000	—	—	—	—	30,000

(1)
The Board appointed Mr. Moore as a Class II director and member of the Audit and Nominating and Corporate Governance committees on May 21, 2010.

(2)
Mr. Ward resigned from the Board on June 30, 2010. Mr. Ward did not receive any equity compensation in 2010. Additionally, the amount of fees earned or paid in cash for 2010 were paid directly to the ArcLight Fund, which is an affiliate of ArcLight. Mr. Ward serves as a manager of the ArcLight Fund.

(3)
Represents the aggregate grant date fair value of awards of restricted stock granted during the fiscal year ended December 31, 2010 in accordance with Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") Topic 718. Mr. Moore was granted 687 restricted shares on August 12, 2010 in connection with his appointment to the Board. Each of the other non-employee directors, with the exception of Mr. Ward, was granted 582 restricted shares on March 24, 2010. Generally the aggregate grant date fair value is the amount that we would expense in our financial statements over the award's vesting schedule, which is three years. These amounts reflect our accounting expense for these awards and may not correspond to the actual value that may be recognized by the directors. Assumptions used in the calculation of these amounts are included in footnote 12 to our audited consolidated financial statements for the fiscal year ended December 31, 2010 included in our Annual Report on Form 10-K.

COMPENSATION DISCUSSION AND ANALYSIS

Overview and Objectives of our Compensation Programs

Introduction

        This Compensation Discussion and Analysis focuses on the compensation of our executive officers who are named in the tables below and who are referred to as our "named executive officers." Our named executive officers for 2010 were as follows:

  •
  William A. Koertner, President and Chief Executive Officer

  •
  Marco A. Martinez, Vice President, Chief Financial Officer and Treasurer

  •
  William H. Green, Senior Vice President and Chief Operating Officer

  •
  John A. Fluss, Group Vice President

  •
  Gerald B. Engen, Jr., Senior Vice President, Secretary and Chief Legal Officer

  •
  Richard S. Swartz, Jr., Senior Vice President

Executive Summary

        We have designed our compensation programs to reward our key executive officers for their contributions to our short-term and long-term performance and to be competitive with programs offered by companies with which we compete for executive officer talent. We believe that the pay of our named executive officers should be directly linked to performance, thus our compensation programs are designed to reward strong financial performance and safe operations.

        Although we do not use a specific formula to determine the mix of performance-based and fixed compensation paid to our named executive officers, our emphasis on pay-for-performance resulted in performance-based compensation (which we define as stock option awards, performance shares awards and cash awards) representing a significant part of named executive officer's compensation in 2010. In 2010, performance-based compensation represented 54.5% of the target Total Direct Compensation (which we define as base salary, target bonus under our SMIP and target value of equity awards under our LTIP for our CEO and an average of 47.7% for our other named executive officers, as shown in the chart below.

        2010 Target Performance Based Compensation

        The target Total Direct Compensation for our CEO and named executive officers was below the median for the 2010 Peer Group (as discussed below under "Benchmarking and Use of Compensation Consultants").

	2010 Target Total Direct Compensation ($000)	2010 Peer Group Median Total Direct Compensation ($000)
Chief Executive Officer	$1,650	$1,924
Other named executive officers (average)	$654	$757

        As further described below, our Compensation Committee's primary actions with respect to our 2010 compensation programs for our named executive officers consisted of:

  •
  Keeping base salaries at their 2009 levels due to general economic conditions and compensatory practices of our competitors;

  •
  Amending the named executive officers' employment agreements to remove provisions that would have provided them with severance payments upon a voluntary termination;

  •
  Implementing the SMIP, which was approved by our stockholders in 2010 and provided bonuses to our named executive officers based on our successful performance in various financial and safety metrics; and

  •
  Granting equity awards under our LTIP that provided a mix of retention-based awards and awards that will reward our executives for the achievement of long-term performance goals that are intended to maximize stockholder value.

Objectives of our Compensation Programs

        We seek to maintain the competitiveness of our executive compensation levels with those of our peers and competitors and therefore, we make changes to the level of our named executive officer compensation from time to time. Adjustments to both overall compensation and the individual components of compensation are based on various factors including results of compensation benchmarking studies, published compensation survey data, general economic conditions, the effects of inflation or other economic forces, changes in our business operations and the related financial results, and changes in the compensation practices of our competitors. We also take into account each executive officer's performance when making compensation adjustments.

        The primary goals of our executive compensation program are to:

  •
  encourage the achievement of meeting financial and safety performance goals;

  •
  attract and retain the most talented and dedicated executives possible;

  •
  motivate executive leadership and behavior that aligns our employees' interests with those of our stockholders;

  •
  develop and maintain an understanding of our industries' competitive environment and position us as a competitive participant within our industries;

  •
  encourage our executives to develop business models and systems that seek out strategic opportunities, which benefit us and our stockholders;

  •
  implement a culture of legal and regulatory compliance and a commitment to operating our business with the highest standards of professional conduct and compliance;

  •
  achieve accountability for performance by linking annual cash awards to the achievement of financial and safety performance goals; and

  •
  build backlog of profitable new business to ensure our long-term success.

Management's Role in Setting Compensation

        The Compensation Committee oversees the executive compensation program for our named executive officers. Our management also plays an important role in setting the compensation of our named executive officers by initially recommending various components of compensation, including financial performance goals, safety performance goals and strategic goals relating to each named executive officer. Management also makes recommendations regarding the base salary, cash bonus and equity awards for our named executive officers (other than with respect to our Chief Executive Officer ("CEO")). While our management makes recommendations as to the goals and awards for named executive officers' compensation (other than with respect to our CEO), the Compensation Committee has final authority and complete discretion to ultimately set the compensation of our named executive officers.

        At the request of the Compensation Committee, our CEO presents to the Compensation Committee his evaluation of the performance of our named executive officers and his recommendation regarding our named executive officers' compensation. The Compensation Committee considers these evaluations and recommendations in determining our named executive officers' salaries and the amounts that may be paid under our incentive plans.

        To assist the Compensation Committee, management also prepares information "tally sheets." In making compensation decisions, the Compensation Committee reviews outside peer group benchmarking studies' data on salaries and cash and equity incentive payouts, the tally sheets and recommendations by our CEO. The purpose of the tally sheets is to provide the Compensation Committee the information on key elements of actual compensation and potential compensation for our named executive officers so that the Compensation Committee may fully evaluate our total compensation packages. Further, the Compensation Committee typically discusses compensation decisions with its independent compensation consultant and deliberates on such decisions without management present.

Summary of Compensation Programs

        This table summarizes the elements of our compensation programs for our named executive officers.

Compensation Element	Objectives	Key Features
Base Salary	To provide a fixed level of cash compensation to reward demonstrated experience, skills and competencies relative to the market value of the job.	Varies based on skills, experience, level of responsibility and other factors.

Adjustments are considered annually based on individual performance, level of pay relative to the market, and internal pay equity.
Senior Management Incentive Plan
To reward annual corporate performance.

To align named executive officer's interests with those of our stockholders by promoting strong annual results through operating efficiency.

	To retain named executive officers by providing market-competitive compensation.	Annual incentive payments are cash awards based on financial and safety performance objectives. Annual cash incentive awards are capped at 150% of target.
Long-Term Incentive Awards (Equity Awards)
To align named executive officers' interests with long-term stockholder interests by linking part of each named executive officer's compensation to long-term corporate performance.

To provide opportunities for wealth creation and ownership, which promotes retention and enables us to attract and motivate our named executive officers.

To retain named executive officers through multi-year vesting of equity grants and multi-year performance periods.
Targeted at levels that will provide total direct compensation (base salary plus annual incentive plus equity awards) competitive with our peer group's total direct compensation.

Utilizes different equity types, including stock options, restricted stock and performance shares to balance the multiple objectives.

Long-term equity awards generally vest in increments over three-year and five-year periods and the amount of performance shares that can be earned is limited to 200% of target award.

Compensation Element	Objectives	Key Features
Profit Sharing Contributions to Diversified Holdings Savings Plan	To reward annual corporate performance.	Contribute up to 10% of salary depending on the profitability of the Company.
401(k) Matching Contributions	To provide a level of retirement income for our employees, including our named executive officers.	Provide a match of 100% of an employee's pre-tax contributions up to the first 6% of such employee's base salary, up to the maximum allowed by the plan.
Executive Perquisites	To attract and retain named executive officers	Use of a Company vehicle or a car allowance.

Benchmarking and Use of Compensation Consultants

        To determine market pay levels, the Compensation Committee utilizes compensation benchmarking studies that are prepared and compiled for the Compensation Committee by outside consultants. The Compensation Committee believes that the compensation benchmarking studies provide valuable information during the Compensation Committee's review and design of both named executive officer's overall compensation levels as well as individual components of compensation including the allocation of compensation between long-term and short-term compensation and cash and non-cash compensation.

        In 2008, E&Y performed a compensation benchmarking study (the "2008 E&Y Compensation Benchmarking Study") that was completed and presented to the Compensation Committee in November 2008. The 2008 E&Y Compensation Benchmarking Study provided market data for base salary, total cash compensation (base salary plus annual incentive compensation) and total direct compensation (total cash compensation plus long-term incentive compensation) for each named executive officer position. E&Y, with input from our management, and with Compensation Committee approval, selected fifteen companies as peer group companies (the "2008 Peer Group") for inclusion in the 2008 E&Y Compensation Benchmarking Study either because they were considered to be direct competitors in our industry (in terms of both market share and management talent resources) or because they provided similar electrical contracting services and generally have similar revenue. In 2009, due to the costs of performing a study, prevailing market conditions and the decision to freeze salaries (except in connection with promotions) for our named executive officers through 2010, the Compensation Committee determined that it was unnecessary to hire an outside compensation consultant and, therefore, elected to not engage a compensation consultant for specific advice with respect to our 2010 compensation program. Instead, the Compensation Committee generally continued to use the data provided in the 2008 E&Y Compensation Benchmarking Study.

        In 2010, Mercer performed a similar executive compensation study (the "2010 Mercer Executive Compensation Review") which was presented to the Compensation Committee in October 2010. Prior to Mercer performing its executive compensation review, the Compensation Committee and Mercer reviewed the companies comprising the 2008 Peer Group and, as described below, made minor revisions to the list of the companies used as peers for the 2010 Mercer Executive Compensation Review (the "2010 Peer Group"). The criteria the Compensation Committee used to identify the 2010 Peer Group included construction and engineering companies in our industry with annual revenue between 1/3rd and 3 times our annual revenue. Using these criteria, the Compensation Committee removed Emcor Group, Inc. and Quanta Services, Inc. from the 2010 Peer Group because both fell outside the applicable revenue range. The 2010 Peer Group added Willbros Group, Inc., Primoris Services Corporation and ENGlobal Corporation. The 2010 Mercer Executive Compensation Review was not used by the Compensation Committee in establishing our 2010 compensation program, but the Compensation Committee expects that it will consider such review in respect to our 2011 compensation program.

2008 Peer Group	2010 Peer Group
Ameron International Corporation
Astec Industries, Inc.
Michael Baker Corporation
Comfort Systems USA, Inc.
Dycom Industries, Inc.
EMCOR Group, Inc.
Granite Construction Incorporated
Insituform Technologies, Inc.
Integrated Electrical Services, Inc.
MasTec, Inc.
Matrix Service Company
Pike Electric Corporation
Quanta Services, Inc.
Tetra Tech, Inc.
TRC Companies, Inc.	Ameron International Corporation
Astec Industries, Inc.
Michael Baker Corporation
Comfort Systems USA, Inc.
Dycom Industries, Inc.

Granite Construction Incorporated
Insituform Technologies, Inc.
Integrated Electrical Services, Inc.
MasTec, Inc.
Matrix Service Company
Pike Holdings, Inc.

Tetra Tech, Inc.
TRC Companies, Inc.
Willbros Group Inc.
Primoris Services Corporation
ENGlobal Corporation

        The 2008 E&Y Compensation Benchmarking Study, which was used by the Compensation Committee in establishing the 2010 compensation program, provided market data for base salary, total cash compensation (base salary plus annual incentive compensation) and total direct compensation (total cash compensation plus long-term incentive compensation) for each named executive officer position. The 2008 E&Y Compensation Benchmarking Study also provided the Compensation Committee with information regarding compensation programs of, and the average and median compensation levels among, companies in the 2008 Peer Group. E&Y also utilized several sources of published compensation survey data by matching, with management's input, the titles and job descriptions of our named executive officers with those in the surveys to provide the Compensation Committee with additional competitive compensation information. The E&Y engagement also included a study that provided the Compensation Committee with market data for each element of Board compensation, including cash retainers, meeting fees, committee fees and equity compensation.

        The Compensation Committee believes that it is appropriate to utilize compensation benchmarking studies of our peer and competitor companies to establish compensation targets because the competitiveness of our compensation practices greatly influences our ability to attract, motivate and retain top executive officer talent, which is an important determinant of our business success. However, the Compensation Committee believes compensation benchmarking studies should only be considered as a point of reference for measurement, but not as the determinative factor for our named executive officers' compensation. The results of the studies do not supplant the significance of the individual performance of our named executive officers that the Compensation Committee considers when making compensation decisions. Because the information provided by compensation benchmark studies is just one of the pieces of information that is used in setting executive compensation, the Compensation Committee has discretion in determining the nature and extent of its use. Further, the Compensation Committee has discretion to determine the frequency of performing benchmarking and other studies.

Key Decisions in 2010 Regarding Elements of our Executive Compensation

        In 2010, the key components of our compensation program for our named executive officers were:

  •
  base salary;

  •
  the SMIP;

  •
  the LTIP;

  •
  profit sharing contributions; and

  •
  other compensation consisting primarily of matching 401(k) contributions.

        Each component of our compensation program has an important role in creating compensation payouts that motivate and reward strong performance, help retain the named executive officers who deliver such performance and result in increased value to the stockholders. To balance the need to compensate our executive officers at competitive rates with our desire to align their interests with those of our stockholders, we provide a balanced mix of cash and equity-based payments.

Base Salary

        Base salary is a critical element of our named executive officers' compensation because it provides named executive officers with a base level of guaranteed monthly income to compensate them for services provided to us.

        Based on the Compensation Committee's review of the overall economy and the named executive officers' salaries relative to the market data, the Compensation Committee determined that the salaries of each of the named executive officers was appropriately positioned and no salary adjustments were made for our named executive officers during fiscal year 2010. In 2009, Mr. Swartz and Mr. Engen received increases in base salary in connection with promotions and corresponding expansions of their responsibilities.

Senior Management Incentive Plan

        The SMIP is designed to provide our named executive officers with cash performance awards payable annually to reward the achievement of certain financial and safety performance goals that we believe are strongly linked to stockholder value creation. An important factor in our decision to pay our SMIP awards in cash rather than in equity has been to ensure that our compensation program remains competitive with the programs of our direct competitors, which include private companies that primarily pay their executives with cash. Our SMIP performance targets are measured against financial performance and safety goals that are established annually by the Compensation Committee and that encourage our named executive officers to increase stockholder value by focusing on growth in revenue and earnings and safety in operations.

        The payout for each named executive officer under the SMIP is dependent on a percentage of each named executive officer's salary that the Compensation Committee determines to be subject to the plan and our performance measured against the financial and safety goals established by the Compensation Committee pursuant to the SMIP.

        Consistent with our compensation objective of linking named executive officers' compensation with performance, each named executive officer's 2010 award pursuant to the SMIP was based on pretax income and ROE as the financial performance goals and total case rate and lost time cases as the safety performance goals. In addition, Mr. Fluss had backlog for the business units he managed as an additional financial objective. The performance goals are intended to be challenging and ambitious but also realistic enough to be reasonably attainable given a concerted effort by our named executive officers in consideration of current conditions and trends.

        Each executive's bonus opportunity under the SMIP is expressed as a percentage of his base salary and depends on the level of achievement of the performance goals, as provided in the table below.

	Performance Rating(1)
Named Executive officer	75% of Goal (Threshold)	100% of Goal (Target)	150% of Goal (Maximum)
	(percentage of base salary)
Mr. Koertner	25%	80%	150%
Messrs. Green, Swartz and Engen	25%	65%	125%
Messrs. Martinez and Fluss	25%	60%	110%

(1)
There is no payout under the SMIP unless 75% of the performance goal, the threshold, is achieved The SMIP provides for a range of payouts based upon the achievement of our performance goals determined by linear interpolation.

        The performance goals for target, threshold and maximum, as well as the actual level of performance achieved for SMIP plan year 2010, are displayed in the following table (dollars in thousands):

	Threshold	Target	Maximum	2010 Results
Pretax Income	$24,571	$32,761	$49,142	$25,365
ROE	8.6%	11.5%	17.2%	9.3%
Total Case Rate	4.21	3.16	2.11	3.05
Lost Time Rate	1.33	1.00	0.67	0.55
Backlog	$67,500	$90,000	$135,000	$205,000

        The following table shows performance goals weighting that are applied to the named executive officers' base salary to determine payout for awards under the SMIP in 2010:

	Pretax Income (%)			ROE (%)			Total Case Rate (%)			Lost Time Rate (%)			Backlog (%)
	Thres.	Target	Max	Thres.	Target	Max	Thres.	Target	Max	Thres.	Target	Max	Thres.	Target	Max
Mr. Koertner	17.5	28.0	52.5	0	28.0	52.5	3.75	12.0	22.5	3.75	12.0	22.5
Mr. Martinez	17.5	35.0	65.0	0	7.0	12.0	3.75	9.0	16.5	3.75	9.0	16.5
Mr. Green	17.5	35.0	70.0	0	10.5	17.5	3.75	9.75	18.75	3.75	9.75	18.75
Mr. Engen	17.5	35.0	70.0	0	10.5	17.5	3.75	9.75	18.75	3.75	9.75	18.75
Mr. Fluss	12.5	25.0	45.5	0	5.0	9.5	3.75	9.0	16.5	3.75	9.0	16.5	5.0	12.0	22.0
Mr. Swartz	17.5	35.0	70.0	0	10.5	17.5	3.75	9.75	18.75	3.75	9.75	18.75

        Under our SMIP, target incentive opportunities are expressed as a percentage of base salary, which percentage is determined by the Compensation Committee, based on position, market pay levels and our overall compensation philosophy, which emphasizes performance-based compensation. The table below sets forth for SMIP plan year 2010 target annual incentive opportunities for threshold, target and maximum performance levels. The actual payout amounts are computed based on the actual performance, as outlined above, under our SMIP for plan year 2010.

	2010 SMIP Base Salary ($)	Target Award (% Base Salary)	Threshold Award (75% Target) ($)	Target Award ($)	Maximum Award (150% Target) ($)	2010 Actual Award ($)	2010 Actual (% Base Salary)
Mr. Koertner	500,000	80	125,000	400,000	750,000	296,400	59%
Mr. Martinez	255,000	60	63,750	153,000	280,500	118,320	46%
Mr. Green	310,000	65	77,500	201,500	387,500	155,682	50%
Mr. Engen	275,000	65	68,750	178,750	343,750	138,105	50%
Mr. Fluss	245,000	60	61,250	147,000	269,500	153,370	63%
Mr. Swartz	275,000	65	68,750	178,750	343,750	138,105	50%

Long-Term Incentive Compensation

        We believe that long-term performance is achieved through an ownership culture that rewards and encourages our named executive officers to foster our long-term success. We believe that an effective method to reward and encourage such success is through the use of stock-based awards. The purposes of the LTIP are to attract, motivate and retain our key employees and directors upon whose judgment, initiative and efforts the financial success and growth of our business largely depends, to provide additional incentive to our employees and directors through stock ownership and other rights that promote and recognize our financial success and growth, and to align management's interests to that of our stockholders. The Compensation Committee determines who will receive awards under the LTIP, the amounts of the awards and the limitations on those awards.

        The Compensation Committee approved annual equity awards to the named executive officers in 2010 after considering the target value of equity for each named executive officer recommended by E&Y in its 2008 Executive Compensation Study, compensation levels of our compensation peer companies, and general individual and corporate performance. The Compensation Committee elected to award equity to our named executive officers during 2010 composed of one-third stock options, one-third restricted stock and one-third performance shares. The Compensation Committee elected this mix because it concluded that doing so represented an appropriate balance between the incentives provided by the different types of equity. For example, stock options only generate value if the value of the stock appreciates; restricted stock provides a benefit by helping to retain key employees; and performance shares are designed to vary the level of rewards a named executive officer receives dependent on actual corporate performance results that are critical to stockholders.

        The Compensation Committee approved equity award grants to our named executive officers in the following amounts based on grant-date fair value, consistent with the presentation in the Summary Compensation Table:

	Nominal Value of Equity Awards ($)	Value of Options ($)	Value of Restricted Stock ($)	Value of Performance Shares ($)
William A. Koertner	749,970	249,998	249,986	249,986
Marco A. Martinez	149,981	49,993	49,994	49,994
William H. Green	249,973	83,327	83,323	83,323
Gerald B. Engen, Jr.	249,973	83,327	83,323	83,323
John A. Fluss	149,981	49,993	49,994	49,994
Richard S. Swartz, Jr.	249,973	83,327	83,323	83,323

        The performance shares granted in 2010 will be earned based on the achievement of the target level of ROE. The number of performance shares earned from this award is dependent on the actual level of ROE achieved for the performance period running from January 1, 2010 through December 31, 2012, and the number of earned shares can vary between 0% and 200% of the target number. However, in no case will the earned number of shares exceed 200% of the target number.

Other Compensation

        At its discretion, the Compensation Committee may authorize profit sharing contributions to the Diversified Holdings Savings Plan (our 401(k) plan) accounts of our employees, including our named executive officers. The Company made no profit sharing contributions, including to our named executive officers, in 2010.

        Additionally, our employees, including our named executive officers, receive matching contributions under our 401(k) plan. We match 100% of an employee's pre-tax contributions up to the first 6% of such employee's base salary, up to the maximum allowed by the plan.

        Each named executive officer is also eligible to participate in all other benefit plans and programs that are or in the future may be available to our other executive employees, including any health insurance or health care plan, life insurance, disability insurance, retirement plan, vacation and sick leave plan, and other similar plans. In addition, each named executive officer is eligible for certain other benefits that are generally available to MYR Group employees, including reimbursement of business and entertainment expenses, reimbursement of relocation expenses and perquisites including the choice of a car allowance or the use of a company car with a gas card. The Board may revise, amend or add to the officer's executive benefits and perquisites as it deems advisable.

Exercise of Discretion in Executive Compensation Decisions

        The Compensation Committee has complete discretion to withhold payment pursuant to any of our incentive compensation plans regardless of whether we or our named executive officers have successfully met the goals set under these plans. For 2010, the Compensation Committee did not exercise such discretion in the payment or non-payment of awards to our named executive officers.

Employment Agreements, Severance Benefits and Change in Control Provisions

        In connection with our private placement in 2007 (the "2007 Private Placement"), we entered into employment agreements, as amended on December 31, 2008, with each of our named executive officers (each an "Employment Agreement"). On March 11, 2010, the Compensation Committee approved amendments to each of the Employment Agreements (the "Amended Employment Agreements") that became effective upon each named executive officer's execution of his Amended Employment Agreement. These amendments relate primarily to:

  •
  the modification and removal of certain benefits, including severance pay, available to the named executive officers upon a voluntary termination of employment without good reason; and

  •
  clarification of the intent of MYR Group and the named executive officers as to certain provisions of the Employment Agreements.

        The Amended Employment Agreements provide for severance payments and benefits upon a termination of a named executive's employment without cause or for "good reason," as further described below in the description of the Amended Employment Agreements in the narrative to the 2010 Grants of Plan-Based Awards Table. We compete for executive talent in a highly competitive market in which companies routinely offer similar benefits to named executive officers. We view the cash severance and continuation of health and welfare benefits as appropriate for the named executive officers who may not be in a position to readily obtain comparable employment within a reasonable period of time due to the restrictive covenants, including a one-year non-compete covenant, in the Employment Agreements.

        In addition, the Amended Employment Agreements provide for additional severance payments and benefits upon a termination of a named executive's employment without cause or for "good reason" within one year following a change in control (i.e., only on a so-called "double trigger" basis). We believe that providing change in control benefits will reduce the reluctance of our named executive officers to pursue potential change in control transactions that may be in our best interest while simultaneously preserving neutrality in negotiating and executing transactions that are favorable to us.

Deductibility of Executive Compensation

        In developing the compensation packages for the named executive officers, the Compensation Committee considered the deductibility of executive compensation under Section 162(m) of the IRS Code. Section 162(m) generally disallows a tax deduction for compensation that we pay to our Chief Executive Officer or any of the next three most highly compensated executive officers (other than our Chief Financial Officer) to the extent that the compensation for any such individual exceeds $1 million in any taxable year. However, this deduction limitation does not apply to compensation that is "performance-based" under 162(m).

        The Compensation Committee has not adopted a policy requiring all compensation to be deductible under Section 162(m) of the IRS Code, in order to maintain flexibility in making compensation decisions. Portions of the compensation we pay to certain of the named executive officers may not be deductible due to the application of Section 162(m) of the IRS Code. In 2010, our stockholders approved a plan applicable to annual bonuses for our named executive officers. The Committee anticipates that this plan will result in tax deductibility for any compensation we pay to such executive officers that exceeds $1 million in any taxable year. However, the Committee may from time to time approve compensation that is not deductible under Section 162(m) if it determines that it is in our best interest to do so.

Stock Ownership Guidelines

        On March 3, 2011, the Compensation Committee adopted stock ownership guidelines for our named executive officers to encourage our executives to have a long-term equity stake in MYR Group and align their interests with the interests of our stockholders. These guidelines reinforce the importance of aligning the interests of our named executive officers with the interests of our stockholders. The guidelines provide that each named executive officer must meet ownership levels measured based on a multiple of his or her annual base salary, as set forth below:

Name	Stock Ownership Guideline
William A. Koertner	5×base salary
Marco A. Martinez	3×base salary
William H. Green	3×base salary
Gerald B. Engen, Jr.	3×base salary
John A. Fluss	3×base salary
Richard S. Swartz, Jr.	3×base salary

        Named executive officers have five years from March 31, 2011 to attain these ownership levels. We also have an insider trading policy which, among other things, prohibits named executive officers from hedging the economic risk of their stock ownership.

Clawback Arrangements

        Each of the agreements underlying equity awards granted to our named executive officers under our LTIP permits the Compensation Committee to cause MYR Group to recover shares of common stock or cash paid to the named executive officer with respect to the applicable award if:

  •
  we restate any part of our financial statements for any fiscal year or years covered by the respective award due to a material noncompliance with any applicable financial reporting requirement; and

  •
  the Compensation Committee determines that the respective named executive officer is personally responsible for causing the restatement as a result of his or her personal misconduct or any fraudulent activity on the part of the named executive officer.

        In the case of stock options, to the extent an applicable named executive officer exercises a stock option within a period of 18 months prior to the restatement, we may recover from the named executive officer any equity acquired by the named executive officer or any net proceeds of any exercises and sales. For grants of restricted stock, we may recover any shares that vested within the period of 18 months prior to the restatement or the net proceeds of any sales of such shares. With respect to performance shares, the amount of any cash or shares recoverable is limited to the amount by which the payments exceeded the amount that would have been paid to the named executive officer had our financial statements for the applicable restated fiscal year or years been initially filed as restated, as reasonably determined by the Compensation Committee.

Conclusion

        We have designed and administer our compensation programs in a manner that emphasizes the retention of our named executive officers and rewards them appropriately for positive results. We monitor the programs in recognition of the dynamic marketplace in which we compete for talent and will continue to emphasize pay-for-performance and equity-based incentive plans that reward our named executive officers for results consistent with the interests of our stockholders.

EXECUTIVE COMPENSATION TABLES

  2010 Summary Compensation Table

        The following table shows the annual compensation earned by our named executive officers, for the fiscal years ended December 31, 2010, 2009 and 2008.

Name/Position	Year	Salary ($)	Stock Awards(1) ($)	Option Awards(2) ($)	Non-Equity Incentive Plan Comp(3) ($)	All Other Comp(4) ($)	Total ($)
William A. Koertner	2010	500,000	499,972	249,998	296,400	21,300	1,567,670
Chairman, President and	2009	500,000	—	—	389,150	28,443	917,593
Chief Executive Officer	2008	500,000	—	—	559,700	45,100	1,104,800

Marco A. Martinez	2010	255,000	99,988	49,993	118,320	22,150	545,451
Vice President,	2009	255,000	—	—	153,026	27,179	435,205
Chief Financial Officer and Treasurer	2008	243,750	—	—	237,534	44,502	525,786

William H. Green	2010	310,000	166,646	83,327	155,682	14,700	730,355
Senior Vice President and	2009	310,000	—	—	203,794	21,444	535,238
Chief Operating Officer	2008	297,708	—	—	333,254	38,500	669,462

Gerald B. Engen, Jr.	2010	275,000	166,646	83,327	138,105	16,640	679,718
Senior Vice President,	2009	268,269	—	—	160,988	19,380	448,637
Chief Legal Officer and Secretary	2008	254,904	—	—	248,404	42,983	546,291

John A. Fluss	2010	245,000	99,988	49,993	153,370	15,181	563,531
Group Vice President	2009	245,000	—	—	147,025	75,663	467,688
	2008	237,238	—	—	231,188	38,045	506,471

Richard S. Swartz, Jr.	2010	275,000	166,646	83,327	138,105	16,622	679,700
Senior Vice President	2009	261,539	—	—	156,949	21,744	440,232
	2008	232,500	—	—	226,571	37,877	496,948

(1)
Represents the aggregate grant date fair value of restricted stock and performance shares, at target level, granted under the LTIP during the fiscal year ended December 31, 2010 in accordance with FASB ASC Topic 718. Generally the aggregate grant date fair value is the amount that we would expense in our financial statements over the award's vesting schedule. The fair value per share of these awards is $17.18. Assumptions used in the calculation of these amounts and vesting details are included in footnote 12 to our audited consolidated financial statements for the fiscal year ended December 31, 2010 included in our Annual Report on Form 10-K. These amounts reflect our accounting expense for these awards and do not correspond to the actual value that may be recognized by the officers.

(2)
Represents the aggregate grant date fair value of stock option awards granted under the LTIP during the fiscal year ended December 31, 2010 in accordance with FASB ASC Topic 718. Generally the aggregate grant date fair value is the amount that we would expense in our financial statements over the award's vesting schedule. The fair value per share of these options is approximately $8.72. Assumptions used in the calculation of these amounts and vesting details are included in footnote 12 to our audited consolidated financial statements for the fiscal year ended December 31, 2010 included in our Annual Report on Form 10-K. These amounts reflect our accounting expense for these awards and do not correspond to the actual value that may be recognized by the officers.

(3)
Represents the dollar value of the cash awards earned under our SMIP for fiscal 2010 and under our MIP for fiscal 2009 and 2008. For further details regarding the SMIP, see "Compensation Discussion and Analysis—Elements of Executive Compensation—Senior Management Incentive Plan" above.

(4)
The following supplemental table describes the items of compensation reported in this column:

Name	Year	401(k) Matching Contribution ($)	Profit Sharing Contribution ($)	Automobile and Other Travel Expenses ($)(A)	Taxable Relocation Expenses ($)(B)
William A. Koertner	2010	14,700	—	6,600	—
	2009	14,493	7,350	6,600	—
	2008	15,500	23,000	6,600	—

Marco A. Martinez	2010	14,700	—	7,450	—
	2009	13,325	7,350	6,504	—
	2008	14,902	23,000	6,600	—

William H. Green	2010	14,700	—	—	—
	2009	12,050	7,350	2,044	—
	2008	15,500	23,000	—	—

Gerald B. Engen, Jr.	2010	14,279	—	2,361	—
	2009	12,030	7,350	—	—
	2008	15,500	23,000	4,483	—

John A. Fluss	2010	14,700	—	481	—
	2009	13,175	7,350	983	54,155
	2008	14,500	23,000	545	—

Richard S. Swartz, Jr.	2010	14,700	—	1,922	—
	2009	13,625	7,350	769	—
	2008	14,210	23,000	667	—

(A)
Represents the named executive officer's personal use of a company automobile or automobile and fuel allowance and related expenses and reimbursement for certain personal travel-related expenses.

(B)
Represents the amounts provided to Mr. Fluss to reimburse him for certain taxable relocation expenses and the potential tax liability related to such reimbursement. Mr. Fluss relocated from Colorado to Illinois in 2009.

2010 Grants of Plan-Based Awards

        The following tables set forth the target and range for grants of awards made to each of the named executive officers under the SMIP and LTIP for 2010.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)					Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Option and Stock Awards(5) ($)
								All Other Stock Awards(3) (#)	All Other Option Awards(4) (#)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
William A. Koertner		125,000	400,000	750,000
	3/24/10				7,276	14,551	29,102	14,551	28,679	17.18	749,970
Marco A. Martinez		63,750	153,000	280,500
	3/24/10				1,455	2,910	5,820	2,910	5,735	17.18	149,981
William H. Green		77,500	201,500	387,500
	3/24/10				2,425	4,850	9,700	4,850	9,559	17.18	249,973
Gerald B. Engen, Jr.		68,750	178,750	343,750
	3/24/10				2,425	4,850	9,700	4,850	9,559	17.18	249,973
John A. Fluss		61,250	147,000	269,500
	3/24/10				1,455	2,910	5,820	2,910	5,735	17.18	149,981
Richard S. Swartz, Jr		68,750	178,750	343,750
	3/24/10				2,425	4,850	9,700	4,850	9,559	17.18	249,973

(1)
The target amounts represent the potential cash payout if performance is at target levels under the SMIP. For further details regarding the SMIP, see "Compensation Discussion and Analysis—Elements of Executive Compensation—Senior Management Incentive Plan" above. Actual amounts awarded under the SMIP were paid in 2011 and are disclosed in the 2010 Summary Compensation Table.

(2)
These columns contain the performance-based stock awards only. The "Target" column represents the number of shares payable if the Target Return on Equity level is met. The "Maximum" column represents the maximum number of shares payable if the performance target is exceeded. The performance period for these shares is January 1, 2010 through December 31, 2012.

(3)
Represent the restricted stock awards granted under the LTIP. The restricted shares vest ratably over a five-year period.

(4)
Represent the non-qualified stock options granted under the LTIP on March 24, 2010. These options vest ratably over a three-year period.

(5)
Represents the aggregate grant date fair value of options, restricted stock and performance shares granted under the LTIP during the fiscal year ended December 31, 2010 in accordance with FASB ASC Topic 718. Generally the aggregate grant date fair value is the amount that we would expense in our financial statements over the award's vesting schedule. The fair value per share of the options is approximately $8.72. The fair value per share of the restricted stock and performance awards is $17.18. Assumptions used in the calculation of these amounts and vesting details are included in footnote 12 to our audited consolidated financial statements for the fiscal year ended December 31, 2010 included in our Annual Report on Form 10-K. These amounts reflect our accounting expense for these awards and do not correspond to the actual value that may be recognized by the officers.

Outstanding Equity Awards at 2010 Fiscal Year End

        The following table set forth for each named executive officer, outstanding equity awards as of the end of the 2010 fiscal year.

	OPTION AWARDS				STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (# Exercisable)(1) (b)	Number of Securities Underlying Unexercised Options (# Unexercisable) (c)	Option Exercise Price ($) (d)	Option Expiration Date (e)	Number of Shares of Stock That Have Not Vested(2) (f)	Market Value of Shares of Stock That Have Not Vested ($)(3) (g)	Equity Incentive Plan Awards: Number of Unearned Shares That Have Not Vested(4) (h)	Equity Incentive Plan Awards: Market Value of Unearned Shares That Have Not Vested($)(3) (i)
William A. Koertner	365,449	—	3.65	06/02/16
	82,500	27,500	13.00	12/20/17
	—	28,679	17.18	3/24/20
					14,551	305,571	14,551	305,571

Marco A. Martinez	55,591	—	3.65	06/20/16
	24,000	8,000	13.00	12/20/17
	—	5,735	17.18	3/24/20
					2,910	61,110	2,910	61,110

William H. Green	52,301	—	3.65	06/02/16
	24,000	8,000	13.00	12/20/17
	—	9,559	17.18	3/24/20
					4,850	101,850	4,850	101,850

Gerald B. Engen, Jr.	20,894	—	3.65	06/20/16
	24,000	8,000	13.00	12/20/17
	—	9,559	17.18	3/24/20
					4,850	101,850	4,850	101,850

John A. Fluss	88,155	—	3.65	06/02/16
	24,000	8,000	13.00	12/20/17
	—	5,735	17.18	3/24/20
					2,910	61,110	2,910	61,110

Richard S. Swartz, Jr.	63,155	—	3.65	06/20/16
	24,000	8,000	13.00	12/20/17
	—	9,559	17.18	3/24/20
					4,850	101,850	4,850	101,850

(1)
The options in column (b) with an option expiration date of June 2, 2016 were granted under the MYR Group Inc. 2006 Stock Option Plan and vested upon the closing of the 2007 Private Placement. All other options were granted under the stockholder-approved LTIP and vest ratably over a three-year period.

(2)
The shares in column (f) are restricted shares granted on March 24, 2010 that will vest ratably over a five-year period. These restricted stock awards are subject to certain claw-back provisions.

(3)
The closing price ($21.00) of the Company's shares on December 31, 2010 was used to determine the market values shown in columns (g) and (i).

(4)
The shares in column (h) are performance stock awards that will cliff vest on the third anniversary of the grant date, which was March 24, 2010, and are subject to the achievement of certain specified levels of the Company's return-on-equity over a performance measurement period from January 1, 2010 to December 31, 2012. These performance stock awards are subject to certain claw-back provisions.

2010 Option Exercises and Vesting of Stock Awards

        None of the named executive officers exercised options during the year ended December 31, 2010. In addition, no stock awards (other than stock options) vested during the year ended December 31, 2010.

Employment Agreements

        Under each Amended Employment Agreement, the named executive officer is eligible to receive base salary, an annual target bonus, as defined under the SMIP (for 2010, the annual target bonus was equal to 80% of the executive's base salary for our CEO, 65% for our COO and two other Senior Vice Presidents, and 60% for our two other named executive officers), use of a company car and gas card or a car allowance in accordance with the Company's policy, and is eligible to participate in all incentive, 401(k), profit sharing, retirement and welfare benefit plans, policies and arrangements applicable generally to our other similarly-situated executive officers. Subject to prior notice, each Amended Employment Agreement automatically renews annually for an additional one-year term following an initial term of 3 years.

        Each Amended Employment Agreement contains non-competition covenants restricting the ability of the named executive officer to compete with us, to solicit our clients or to recruit our employees during the term of his employment and for a period of one year thereafter and prohibiting him from disclosing confidential information and trade secrets at any time during or after his employment.

        The Amended Employment Agreements generally terminate upon a named executive officer's:

  •
  death;

  •
  disability;

  •
  termination for "cause" by the Company or without "good reason" by the employee (as both are defined in the Amended Employment Agreements and generally described below);

  •
  termination without cause or for good reason; or

  •
  termination without cause or for good reason following a "Change in Control" (as defined in each Amended Employment Agreement and generally described below).

        If termination results from any of the foregoing, each named executive officer would be entitled to all compensation earned and all benefits and reimbursements due through the date of termination. Additionally, if termination results from any of the reasons below, the named executive officer would be entitled to the following additional payments and/or benefits:

Reason for Termination	Potential Payment(s)
Disability	• Long-term disability benefits pursuant to the terms of any long-term disability policy provided to similarly-situated employees of MYR Group in which the named executive officer participates
Without cause or for good reason	• Lump-sum payment of twice the named executive officer's base salary and target bonus

•       Company-funded benefit continuation coverage for the named executive officer and eligible dependents for a period of two years, subject to forfeiture in the event the named executive officer breaches the restrictive covenants or becomes reemployed in the two-year period following his termination

Without cause or for good reason within twelve months following a change in control, a so-called "double trigger" provision

•       Lump-sum payment of three times the named executive officer's base salary and target bonus

•       Company-funded benefit continuation coverage for the named executive officer and eligible dependents for a period of two years, subject to forfeiture in the event the named executive officer becomes reemployed in the two-year period following his termination

• Gross-up payments for excise taxes, if applicable

        Each Amended Employment Agreement for the named executive officers generally defines "Cause" as a named executive officer's:

  •
  material breach of the non-competition provisions of the named executive officer's Amended Employment Agreement;

  •
  commission of a criminal act by the named executive officer against MYR Group, including but not limited to fraud, embezzlement or theft;

  •
  conviction or plea of no contest or nolo cotendre to a felony or any crime involving moral turpitude; or

  •
  failure or refusal to carry out, or comply with, in any material respect, any lawful directive of the Board that is not cured within thirty days after the receipt of written notice from the Company.

        "Good Reason" exists under each Amended Employment Agreement if, among other things, such named executive officer's base salary and/or annual target bonus opportunity is reduced, his duties are materially reduced, he is required to relocate to a work site more than fifty miles from his current work site or if the Company materially breaches a material provision of the named executive officer's Amended Employment Agreement and fails to cure such breach within thirty days of the receipt of written notice of the breach.

        Each Amended Employment Agreement for the named executive officers generally defines a "Change in Control" as the occurrence of a "change in the ownership of the Company," a "change in the effective control of the Company" or a "change in the ownership of a substantial portion of the Company's assets" as defined in Treasury Regulation §§ 1.409A-3(i)(5)(v), (vi) and (vii), respectively. As described above, if a named executive officer is terminated without cause or for good reason within twelve months following a "Change in Control," the named executive officer would be entitled to all compensation earned and all benefits and reimbursements due through the date of termination, as well as to a lump-sum payment of three times the named executive officer's base salary, target bonus and company-funded benefit continuation coverage for the named executive officer and eligible dependents for a period of two years, subject to forfeiture in the event the named executive officer becomes reemployed in the two-year period following his termination and gross-up payments for any excise taxes incurred under Sections 280G.

        "Change in Control" is similarly defined in the LTIP. Under the terms of the LTIP award agreements may provide for the effect of a change in control, which may include any one or more of the following:

  •
  the acceleration or extension of time periods for purposes of exercising, vesting in, or realizing gain from any award granted under the LTIP,

  •
  the waiver or modification of performance or other conditions related to the payment or other rights under an award;

  •
  provision for the cash settlement of an award for an equivalent cash value, as determined by the Compensation Committee, or

  •
  other modifications or adjustments to an award as the Compensation Committee deems appropriate to maintain and protect the rights and interests of plan participants upon or following a change in control.

Potential Payments Upon Termination or Change in Control

        As described above, our named executive officers have severance and change in control clauses in their employment agreements. The following table summarizes and quantifies the compensation that would have become payable upon termination or a change in control on December 31, 2010, given the named executive officers compensation and service levels as of such date.

Name	Benefit	Termination due to Disability(1)	Termination without Cause or for Good Reason(2)	Termination without Cause or for Good Reason within 12 months following a Change in Control(3)
William A. Koertner	Severance pay(5)	$219,231	$1,800,000	$2,700,000
	Welfare benefits	15,798	63,192	63,192
	Accelerated equity(6)	711,518	711,518	940,696
	401(k) benefits	13,154	—	—
	Car allowance	3,300	—	—

	Total(4)	$963,001	$2,574,710	$3,703,888

Marco A. Martinez	Severance pay(5)	$111,808	$816,000	$1,224,000
	Welfare benefits	5,094	20,376	20,376
	Accelerated equity(6)	162,296	162,296	208,128
	401(k) benefits	6,708	—	—
	Car allowance	3,300	—	—

	Total(4)	$289,206	998,672	$1,452,504

William H. Green	Severance pay(5)	$135,923	$1,023,000	$1,534,500
	Welfare benefits	16,998	67,992	67,992
	Accelerated equity(6)	227,828	227,828	304,215
	401(k) benefits	8,155	—	—
	Car allowance	3,300	—	—

	Total(4)	$392,204	$1,318,820	$1,906,707

Gerald B. Engen, Jr.	Severance pay(5)	$120,577	$907,500	$1,361,250
	Welfare benefits	20,874	83,496	83,496
	Accelerated equity(6)	227,828	227,828	304,215
	401(k) benefits	7,235	—	—
	Car allowance	3,300	—	—

	Total(4)	$379,814	$1,218,824	$1,748,961

John A. Fluss	Severance pay(5)	$107,423	$784,000	$1,176,000
	Welfare benefits	14,466	57,864	57,864
	Accelerated equity(6)	162,296	162,296	208,128
	401(k) benefits	6,445	—	—
	Car allowance	3,300	—	—

	Total(4)	$293,930	$1,004,160	$1,441,992

Richard S. Swartz, Jr.	Severance pay(6)	$120,577	$907,500	$1,361,250
	Welfare benefits	16,794	67,176	67,176
	Accelerated equity(7)	227,828	227,828	304,215
	401(k) benefits	7,235	—	—
	Car allowance	3,300	—	—

	Total(4)	$375,734	$1,202,504	$1,732,641

(1)
Represents the amount of salary continuation and other benefits to which the named executive officer is entitled under the terms of our long-term disability policy for a period of 180 days from the date of termination due to long-term disability. After six months of salary continuation as provided by us, the named executive officer will be eligible for benefits under the terms of our long-term disability insurance plan, which provides a benefit equal to 60% of the named executive officer's monthly base salary (up to a maximum monthly benefit of $10,000) until age 65 or older, as defined in the plan.

(2)
Represents the sum of (a) twice the sum of the named executive officer's base salary and target bonus (For 2010, the target bonus was 80% of annual salary for our CEO, 65% of annual salary for our COO and our two other Senior Vice Presidents; and 60% for our other named executive officers) and (b) company-funded benefit continuation coverage for the named executive officer and eligible dependents under our welfare benefit plans in which the named executive officer is a participant for a period of two years.

(3)
Represents the sum of (a) three times the sum of the named executive officer's base salary and target bonus (For 2010, the target bonus was 80% of annual salary for our CEO, 65% of annual salary for our COO and our two other Senior Vice Presidents; and 60% for our other named executive officers) and (b) company-funded benefit continuation coverage for the named executive officer and eligible dependents under our welfare benefit plans in which the named executive officer is a participant for a period of two years.

(4)
The amounts shown above do not include any gross-up payment which may be due with respect to the excise tax imposed pursuant to section 4999 of the IRS Code. Based on the following assumptions: a termination of employment without cause (or for good reason) on December 31, 2010 and a per share value on that date of $21.00, only Messrs. Engen and Martinez would be entitled to a gross-up payment of $569,183 and $445,486, respectively. The foregoing does not take into account any values that could be attributed to a covenant not to compete. A covenant not to compete would reduce the amounts subject to an excise tax (and therefore potentially any amount necessary to gross up the executive in respect of such excise tax). Each of our executives is subject to a one-year non-compete.

(5)
Severance pay includes the named executive officer's base salary and target bonus applicable to the type of severance or change in control payment shown.

(6)
Accelerated equity reflects the amount of compensation that each named executive officer would receive upon the accelerated vesting of any outstanding unvested stock-based awards as of the date of termination. The compensation amount shown is based upon (1) the amount of unvested stock options and unvested restricted shares outstanding as of December 31, 2010, (2) the amount of performance shares outstanding as of December 31, 2010 that are expected to be earned prorated for the length of service completed as of December 31, 2010 for termination without cause or for good reason or all performance shares outstanding for termination without cause or for good reason within twelve months following a change of control and (3) the closing market price of a share of our common stock as reported on the NASDAQ Global Market on December 31, 2010, which was $21.00 per share. The compensation amount for the unvested stock options is calculated by multiplying the amount of unvested stock options outstanding times the difference between the closing market price and the exercise or strike price of the option. The compensation amount for the unvested restricted stock is calculated by multiplying the number of shares of unvested restricted stock times the closing market price. The compensation amount for the unvested performance shares for termination without cause or for good reason is calculated by multiplying the unvested performance shares by the closing price and then multiplying that amount by the percentage earned (number of months the executive worked from date of grant to date of termination divided by the number of months in the vesting period for the performance shares). The compensation amount for unvested performance shares for termination without cause or for good reason within twelve months following a change of control is calculated by multiplying the unvested performance shares by the market closing price on the date of termination.

PROPOSAL NO. 2. ADVISORY RESOLUTION ON EXECUTIVE COMPENSATION

        We are asking stockholders to approve an advisory resolution on the Company's executive compensation as reported in this proxy statement. As described above in the "Compensation Discussion and Analysis" section of this proxy statement, the Compensation Committee has designed our executive compensation program to align each executive's compensation with our short-term and long-term performance and to provide the compensation and incentives needed to attract, motivate and retain the named executive officers who are crucial to our long-term success. We urge stockholders to read the "Compensation Discussion and Analysis," which describes in more detail how our named executive compensation policies and procedures operate and are designed to achieve our compensation objectives, as well as the Summary Compensation Table and other related compensation tables and narrative, which provide detailed information on the compensation of our named executive officers including the following:

  •
  We pay for performance.  We align executive compensation with short-term and long-term Company-wide, business unit and individual performance. Approximately 50% of our named executive compensation is performance-based. In fiscal 2010, we did not achieve our target financial performance objectives and exceeded the target performance objectives for safety performance, resulting in awards to our executive officers, except for Mr. Fluss, of annual cash incentive amounts that were below target amounts. Mr. Fluss' 2010 performance criteria include a backlog objective for which he exceeded target performance.

  •
  We have compensation practices that ensure consistent leadership, decision-making and actions without taking inappropriate or unnecessary risks.  The practices are discussed in detail in the CD&A and include:

  •
  We have stock ownership guidelines for directors and executive officers and prohibit them, through our long-standing insider trading policy, from engaging in hedging transactions with respect to our common stock.

  •
  We offer limited executive perquisites.

  •
  The Compensation Committee acts prudently in making decisions.  Members of the Compensation Committee are independent directors. The Compensation Committee has established a thorough process for the review and approval of compensation program designs, practices and amounts awarded to our executive officers. The Compensation Committee engaged and received advice from an independent, third-party compensation consultant. It selected a peer group of companies, taking into account the compensation consultant's recommendations, to compare to our executive officers' compensation.

        The recently enacted Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, enables our stockholders to vote to approve, on an advisory (nonbinding) basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC's rules. Accordingly, we are asking our stockholders to indicate their support for our named executive officer compensation as described in this proxy statement. This proposal, commonly known as a "say-on-pay" proposal, gives our stockholders the opportunity to express their views on our named executive officers' compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. We are asking our stockholders to vote "FOR" the following resolution at the Annual Meeting:

  "RESOLVED, that the Company's stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company's Proxy Statement for the 2011 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2010 Summary Compensation Table and the other related tables and disclosure."

        The say-on-pay vote is advisory, and therefore not binding on the Company, the Compensation Committee or our Board. Our Board and our Compensation Committee value the opinions of our stockholders and to the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, we will consider our stockholders' concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE ADVISORY RESOLUTION REGARDING COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SECURITIES AND EXCHANGE COMMISSION.

PROPOSAL NO. 3. ADVISORY VOTE ON THE FREQUENCY OF HOLDING AN ADVISORY VOTE ON EXECUTIVE COMPENSATION

        The Dodd-Frank Act also enables our stockholders to indicate how frequently we should seek an advisory vote on the compensation of our named executive officers such as Proposal No. 2 included in this Proxy Statement. By voting on this Proposal No. 3, stockholders may indicate whether they would prefer to vote on an advisory resolution on named executive officer compensation once every one, two, or three years.

        After careful consideration of this Proposal, our Board has determined that an advisory vote on executive compensation that occurs every year is the most appropriate alternative for the Company, and therefore our Board recommends that you vote for a one-year interval for the advisory resolution on executive compensation.

        In formulating its recommendation, our Board considered that an annual advisory vote on executive compensation will allow our stockholders to provide us with their direct input on our compensation philosophy, policies and practices as disclosed in the proxy statement every year. Additionally, while our executive compensation programs are designed to promote a long-term connection between pay and performance, the Board currently believes that an annual advisory vote on executive compensation is consistent with seeking input from, and engaging in discussions with, our stockholders on corporate governance matters. However, stockholders should note that because the advisory vote on executive compensation occurs well after the beginning of the compensation year, and because the different elements of our executive compensation programs are designed to operate in an integrated manner and to complement one another, in many cases it may not be appropriate or feasible to change our executive compensation programs in consideration of any one year's advisory vote on executive compensation by the time of the following year's annual meeting of stockholders. We understand that our stockholders may have different views as to what is the best approach for the Company, and we look forward to hearing from our stockholders on this proposal.

        You may cast your vote on your preferred voting frequency by choosing the option of every year, every two years, every three years or abstain from voting when you vote in response to the resolution set forth below.

  "RESOLVED, that the option of once every one year, two years, or three years that receives the highest number of votes cast for this resolution will be determined to be the preferred frequency with which the Company is to hold a stockholder vote to approve the compensation of the named executive officers, as disclosed pursuant to the Securities and Exchange Commission's compensation disclosure rules (which disclosure shall include the Compensation Discussion and Analysis, the Summary Compensation Table, and the other related tables and disclosure)."

        This vote is advisory and not binding on the Board or the Company in any way, and the Board may in the future decide that it is in the best interests of our stockholders and the Company to hold an advisory vote on executive compensation more or less frequently than the option approved by our stockholders. Stockholders will be able to specify one of four choices for this proposal on the proxy card: one year, two years, three years or abstain. Stockholders are not voting to approve or disapprove the Board's recommendation. Although non-binding, the Board and the Compensation Committee will carefully review the voting results.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE OPTION OF ONCE EVERY YEAR AS THE FREQUENCY WITH WHICH STOCKHOLDERS ARE PROVIDED AN ADVISORY VOTE ON EXECUTIVE COMPENSATION, AS DISCLOSED PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SECURITIES AND EXCHANGE COMMISSION.

PROPOSAL NO. 4. APPROVAL OF THE MYR GROUP INC.
2007 LONG-TERM INCENTIVE PLAN (AMENDED AND RESTATED AS OF MAY 5, 2011)

General

        On March 3, 2011, upon recommendation of the Compensation Committee, our Board adopted the MYR Group Inc. 2007 Long-Term Incentive Plan (Amended and Restated as of May 5, 2011) (the "Amended Plan"), subject to the approval of our stockholders at the Annual Meeting. The Amended Plan provides the Board the flexibility to design equity-based compensatory awards that are responsive to our business needs and authorizes a variety of awards designed to advance our interests and promote our long-term success.

        The MYR Group Inc. 2007 Long-Term Incentive Plan (as used in this section, the "Current Plan") was adopted by our Board on November 26, 2007 prior to the 2007 Private Placement and further approved by our stockholders on May 21, 2010 at our 2010 Annual Meeting of Stockholders. Outstanding awards under the Current Plan will continue in effect in accordance with their terms. The Current Plan will also continue to be in effect until the Amended Plan is approved by our shareholders.

        Stockholder approval of the Amended Plan is intended to constitute approval for purposes of the approval requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), so that awards under the Amended Plan may continue to satisfy the requirements for "performance-based compensation," thereby avoiding our potential loss of tax deductions, under Section 162(m) of the Code.

Summary of Material Changes:

        The reasons for amending and restating the Current Plan are:

        Increase in the Number of Shares.    The Amended Plan increases the number of shares of common stock reserved for issuance by 1,000,000 shares, for a total of 3,000,000 shares.

        Our average burn rates (total shares used for equity compensation awards each year divided by weighted average outstanding shares for the year) for 2010 and 2011 has been approximately 1.0%. The Company's dilution level or "overhang" (shares subject to equity compensation awards outstanding at fiscal year-end or available to be used for equity compensation, divided by fully diluted shares outstanding) as of February 28, 2011, was approximately 13.6%.

        Change to Full-Value Award Ratio.    The Current Plan subtracts four shares from the total number of shares available for every share underlying an award that is not a stock option or stock appreciation right. The Amended Plan will reduce this ratio for full-value awards so that only two shares are subtracted for each share underlying a full-value award. The change in ratio will provide us with more flexibility in our use of full-value awards.

        Minimum Vesting Periods.    The Current Plan has a minimum vesting period for restricted stock awards, but no other award types have express minimum vesting requirements. The Amended Plan includes minimum vesting requirements for all award types, in which awards that vest by the passage of time have a three-year minimum vesting period (which may vest pro rata) and awards that vest upon the achievement of performance goals have a one-year minimum vesting period.

        Stockholder Approval of Material Amendments.    The Amended Plan requires us to seek stockholder approval for any material amendments to the plan, such as increasing benefits accrued to participants, increasing the number of shares available, changing the participation requirements and accelerating the vesting of awards in cases other than death, disability, retirement or a change in control.

        Prohibition of Dividends or Dividend Equivalents on Unvested Performance Awards.    The Amended Plan prohibits the current payment of dividends or dividend equivalents with respect to shares underlying performance-based awards prior to the achievement of the applicable performance objectives. Any such dividends or dividend equivalents will be deferred until and contingent upon the achievement of the underlying performance objectives.

        Change in Control Definition.    The Current Plan includes a definition of "change in control" that references the definition used in the Treasury Regulations for Code Section 409A, which is generally more restrictive than change in control definition used in other equity plans. The Amended Plan provides a more specific definition, which is still based on the Code Section 409A definition.

Plan Highlights

        In addition to new provisions described in the Summary of Material Changes, the Amended Plan includes the following key provisions:

        Independent Plan Administrator.    Our Compensation Committee, which is composed of independent directors, administers the plan.

        Prohibition on the Repricing of Options and SARs.    The Amended Plan prohibits the repricing of outstanding stock options or SARs without stockholder approval.

        No Discounted Stock Options or SARs.    The Amended Plan requires that the exercise price for stock options or SARs be at least 100% of the per share fair market value on the date of grant.

        Prohibition on Liberal Share Counting.    The Amended Plan does not permit us to use "liberal share counting" methods, such as adding back shares that were used to pay the exercise price of stock options or to cover withholding obligations.

        The affirmative vote of a majority of the shares represented at the Annual Meeting in person or by proxy is required for approval of the Amended Plan. We believe our future success depends on our ability to attract, motivate and retain high quality employees and directors and that approval of the Amended Plan amendment is critical to achieving this success. We would be at a severe competitive disadvantage if we did not have equity-based awards available to us to recruit and compensate our directors, named executive officers and employees.

        The Amended Plan includes various other changes. The key changes are described in the Summary of Material Changes above. A summary description of the entire Amended Plan is provided below. The actual text of the Amended Plan is attached to this proxy statement as Appendix A. The following description of the Amended Plan is only a summary of its material terms and provisions and is qualified by reference to the actual text as set forth in Appendix A.

Summary Description of the Amended Plan

        The Amended Plan authorizes the Board or the Compensation Committee to provide equity-based compensation in the form of stock options, restricted stock, stock appreciation rights ("SARs"), performance awards, phantom stock, stock bonuses and dividend equivalents for the purpose of providing our employees and directors incentives and rewards for superior performance. As of February 28, 2011, 993,936 shares were available for issuance under the Current Plan. However, on March 3, 2011, the Board approved the grant of equity incentive awards effective March 24, 2011, which had the effect of reducing the shares available for future issuance to approximately 480,000 shares.

        The shares of common stock to be delivered under the Amended Plan will be made available from authorized but unissued shares of common stock or treasury stock. If any share of common stock that is the subject of an award is not issued and ceases to be issuable for any reason, or is forfeited, canceled or returned to us for failure to satisfy vesting requirements or upon the occurrence of other forfeiture events, such share of common stock will no longer be charged against the foregoing maximum share limitations and may again be made subject to awards under the Amended Plan pursuant to such limitations.

        Common stock covered by an award granted under the Amended Plan will not be counted unless and until it is actually issued or transferred to a participant. Upon payment in cash of the benefit provided by any award granted under the Amended Plan, any common stock that is covered by the award will be available for issue or transfer hereunder. Common stock tendered in payment of the exercise price of an option will not be added to the aggregate Plan limit described above. In addition, common stock withheld by us to satisfy a tax withholding obligation will not be added to the aggregate plan limit. Moreover, common stock that is repurchased by us with option proceeds will not be added to the aggregate plan limit. All common stock covered by an SAR, to the extent that it is exercised and settled in common stock, and whether or not common stock is actually issued or transferred to the participant upon exercise of the SAR, will be considered issued or transferred pursuant to the Amended Plan.

        For each award that is not an option or an SAR, we will subtract two shares from the available number of shares under the Amended Plan for every one share underlying such award. We subtract one share from the total available number of shares for every share underlying an option or an SAR.

        On March 7, 2011, the closing market price of our stock as reported on the NASDAQ Stock Market was $21.53 per share.

Eligibility

        Our key employees, the key employees of our subsidiaries, our non-employee directors or any person who has agreed to commence serving in any of those capacities within 90 days of the date of grant, estimated to be 100 persons as of the date of this Proxy Statement, may be selected by the Compensation Committee to receive benefits under the Amended Plan. The Compensation Committee has authority, in its sole discretion, to determine and designate from time to time those eligible to be granted awards, the types of awards to be granted and the number of shares or units subject to the awards that are granted under the Amended Plan. As of March 7, 2011, there are approximately 100 employees and 7 non-employee directors eligible to participate in the Amended Plan.

Types of Awards Authorized

        The Amended Plan provides for the granting of stock options, restricted stock, stock appreciation rights, performance awards, phantom stock, stock bonuses and dividend equivalents. Awards granted under the Amended Plan will be upon such terms as may be approved by the Compensation Committee and set forth in an evidence of award. An evidence of award will contain such terms and provisions, consistent with the Amended Plan, as the Compensation Committee may approve, including provisions for the acceleration of vesting or satisfaction of other requirements upon the occurrence of certain events. Stock options and stock appreciation rights will not be granted with an exercise price or base price, as the case may be, less than the full fair market value per share on the date of grant. No stock option or stock appreciation right may be exercisable more than 10 years from the date of grant.

        Any award that vests solely upon the passage of time will vest over a period of time that is no shorter than three years, except that the vesting may occur ratably during the three-year period on at least an annual basis. Any award that vests upon the achievement of performance objectives will have a performance period of at least one year.

        For any award that vests upon the achievement of performance objectives, we will defer the payment of any dividends or dividend equivalents with respect to the underlying shares until the achievement of the applicable performance objectives. To the extent the performance objectives are not achieved and the underlying shares are not earned, the dividends or dividend equivalents with respect to those unearned shares will be forfeited.

Performance Criteria

        The performance criteria, upon which the payment or vesting of a performance award intended to qualify for exemption under Section 162(m), will be limited to the following set of business measures, which may be applied with respect to us, our subsidiaries, a particular business unit, or any Amended Plan participant, and which may be measured on an absolute basis or a basis relative to a peer-group or other market measures:

  •
  total shareholder return;

  •
  stock price increase;

  •
  return on equity;

  •
  return on capital;

  •
  earnings per share;

  •
  EBIT (earnings before interest and taxes);

  •
  EBITDA (earnings before interest, taxes, depreciation and amortization);

  •
  ongoing earnings;

  •
  cash flow (including operating cash flow, free cash flow, discounted cash flow return on investment, and cash flow in excess of costs of capital);

  •
  EVA (economic value added); economic profit (net operating profit after tax, less a cost of capital charge);

  •
  SVA (shareholder value added);

  •
  revenues;

  •
  net income;

  •
  operating income;

  •
  pre-tax profit margin;

  •
  performance against business plan;

  •
  customer service;

  •
  corporate governance quotient or rating;

  •
  market share;

  •
  employee satisfaction;

  •
  safety;

  •
  employee engagement;

  •
  supplier diversity;

  •
  workforce diversity;

  •
  operating margins;

  •
  credit rating;

  •
  dividend payments;

  •
  expenses;

  •
  fuel cost per million BTU;

  •
  costs per kilowatt hour;

  •
  retained earnings;

  •
  completion of acquisitions, divestitures and corporate restructurings; and

  •
  individual goals based on objective business criteria underlying the goals listed above and which pertain to individual effort as to achievement of those goals or to one or more business criteria in the areas of litigation, human resources, information services, production, inventory, support services, site development, plant development, building development, facility development, government relations, product market share or management.

        In the case of performance awards that are not intended to qualify for exemption under Section 162(m), the Compensation Committee will designate the performance criteria as it will determine it its sole discretion.

Transferability

        Except as otherwise determined by the Compensation Committee in the terms of an award agreement, no stock appreciation right, stock option or other derivative security granted under the Amended Plan is transferable by a participant except upon death, by will or the laws of descent and distribution. Except as otherwise determined by the Compensation Committee, stock options and stock appreciation rights are exercisable during the optionee's lifetime only by him or her or by his or her guardian or legal representative.

Administration and Amendments

        The Amended Plan is administered by the Compensation Committee, except that the Compensation Committee has the authority to delegate the authority to grant and determine the terms and conditions of awards under the Amended Plan to one or more of our officers or directors, subject to such limitations as the Compensation Committee will determine. The Compensation Committee, however, may not delegate such authority with respect to awards granted under the Amended Plan to any member of the Board or any Amended Plan participant who, in the sole judgment of the Compensation Committee, could be treated as a "covered employee" under Section 162(m).

        All awards made pursuant to the Amended Plan to non-employee directors must be approved by the Board. With respect to such awards, all rights, powers and authorities vested in the Compensation Committee under the Amended Plan will instead be exercised by the Board.

        The Compensation Committee has the discretionary authority to interpret the Amended Plan, to make all factual determinations under the Amended Plan, to determine the terms and provisions of the respective award agreements, and to make all other determinations necessary or advisable for the Amended Plan's administration. The Compensation Committee has authority to prescribe, amend, and rescind rules and regulations relating to the Amended Plan and all interpretations, determinations, and actions by the Compensation Committee will be final, conclusive, and binding upon all parties.

        The Board may amend the Amended Plan from time to time without approval by our stockholders. However, no amendment will be effective without the consent of the stockholders that would:

  •
  change the class of persons eligible to participate in the Amended Plan;

  •
  increase the number of shares of common stock reserved for issuance under the Amended Plan or for certain types of awards;

  •
  accelerate the vesting of awards for reasons other than death, disability, retirement or a change in control;

  •
  allow the grant of stock appreciation rights or stock options at an exercise price below fair market value; or

  •
  allow the repricing of stock appreciation rights or stock options.

Adjustments

        The number and kind of shares covered by outstanding awards under the Amended Plan and, if applicable, the prices per share applicable thereto, are subject to adjustment in the event of merger, consolidation, liquidation, issuance of rights or warrants to purchase securities, recapitalization, reclassification, stock dividend, spin-off, split-off, stock split, reverse stock split or other distribution with respect to the shares of common stock, or any similar corporate transaction or event. The permitted adjustments are only those the Compensation Committee determines are appropriate to reflect the occurrence of the transaction or event, including but not limited to adjustments in the number and kind of securities reserved for issuance; in the award limits on individual awards; in the performance goals of any outstanding awards; and to the number and kind of securities subject to outstanding awards; and, if applicable, to the grant amounts, exercise prices or of the awards. Additionally, in the event of any such transaction or event, the Compensation Committee, in its discretion, may provide in substitution for any or all outstanding awards under the Amended Plan such alternative consideration (including cash) as it determines to be equitable in the circumstances and the Compensation Committee may require the surrender of all awards so replaced. Any such adjustments will be made in a manner consistent with the requirements of section 409A of the Code and, in the case of incentive stock options, any such adjustments will be made in a manner consistent with the requirements of section 424(a) of the Code.

Shares Available Under the Amended Plan

        The shares of common stock to be delivered under the Amended Plan will be made available from authorized but unissued shares of common stock or treasury stock. If any share of common stock that is the subject of an award is not issued and ceases to be issuable for any reason, or is forfeited, canceled or returned to us for failure to satisfy vesting requirements or upon the occurrence of any other forfeiture event, such share of common stock will no longer be charged against the foregoing maximum share limitations and may again be made subject to awards under the Amended Plan pursuant to such limitations. Common stock covered by an award granted under the Amended Plan will not be counted unless and until we actually issue or transfer the common stock to the Amended Plan participant. Common stock tendered in payment of the exercise price of an option, withheld to satisfy a tax withholding obligation or repurchased by us with proceeds from the exercise of an option will not be added to the aggregate Amended Plan limit described above. However, all common stock covered by a stock appreciation right, to the extent that it is exercised and settled in common stock, and whether or not common stock is actually issued or transferred to the Amended Plan participant upon exercise of the stock appreciation right, will be considered issued or transferred pursuant to the Amended Plan.

Compliance with Section 409A of the Internal Revenue Code

        To the extent applicable, it is intended that the Amended Plan and any grants made there under comply with the provisions of Section 409A of the Code, so that the income inclusion provisions of Section 409A(a)(1) of the Code do not apply to the participants. The Amended Plan and any grants made under the Amended Plan will be administered in a manner consistent with this intent. Any reference in the Amended Plan to Section 409A of the Code will also include any regulations or any other formal guidance promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.

        Neither a participant nor any of a participant's creditors or beneficiaries will have the right to subject any deferred compensation (within the meaning of Section 409A of the Code) payable under the Amended Plan and grants under the Amended Plan to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment. Except as permitted under Section 409A of the Code, any deferred compensation (within the meaning of Section 409A of the Code) payable to a participant or for a participant's benefit under the Amended Plan and grants under the Amended Plan may not be reduced by, or offset against, any amount owing by the participant to us or any of our affiliates.

        If, at the time of a participant's separation from service (within the meaning of Section 409A of the Code) (1) the Participant will be a specified employee (within the meaning of Section 409A of the Code and using the identification methodology selected by us from time to time) and (2) we will make a good faith determination that an amount payable hereunder constitutes deferred compensation (within the meaning of Section 409A of the Code) the payment of which is required to be delayed pursuant to the six-month delay rule set forth in Section 409A of the Code in order to avoid taxes or penalties under Section 409A of the Code, then we will not pay such amount on the otherwise scheduled payment date but will instead pay it, without interest, on the first business day of the seventh month after such six-month period.

        Notwithstanding any provision of the Amended Plan and grants under the Amended Plan to the contrary, in light of the uncertainty with respect to the proper application of Section 409A of the Code, we reserve the right to make amendments to the Amended Plan and grants under the Amended Plan as we deem necessary or desirable to avoid the imposition of taxes or penalties under Section 409A of the Code. In any case, a participant will be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on him or her for his or her account in connection with the Amended Plan and grants under the Amended Plan (including any taxes and penalties under Section 409A of the Code), and neither we nor any of our affiliates will have any obligation to indemnify or otherwise hold the participant harmless from any or all of such taxes or penalties.

Termination

        No grant will be made under the Amended Plan after November 25, 2017, the date preceding the tenth anniversary of the date the Current Plan was first adopted by our Board. The Board may, in its sole discretion and at any earlier date, terminate the Amended Plan. Termination of the Amended Plan will not affect the rights of participants under any outstanding awards that are not exercised in full on the date of termination.

Federal Income Tax Consequences

        The following is a brief summary of some of the federal income tax consequences of certain transactions under the Amended Plan based on federal income tax laws in effect on January 1, 2011. This summary is not intended to be complete and does not describe state or local tax consequences.

Tax Consequences to Participants

        Non-Qualified Stock Option Rights.    In general, (1) no income will be recognized by an optionee at the time a non-qualified stock option is granted; (2) at the time of exercise of a non-qualified stock option, ordinary income will be recognized by the optionee in an amount equal to the difference between the option price paid for the shares and the fair market value of the shares, if unrestricted, on the date of exercise; and (3) at the time of sale of shares acquired pursuant to the exercise of a non-qualified stock option, appreciation (or depreciation) in value of the shares after the date of exercise will be treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.

        Incentive Stock Option Rights.    No income generally will be recognized by an optionee upon the grant or exercise of an incentive stock option. The exercise of an incentive stock option, however, may result in alternative minimum tax liability. If common shares are issued to the optionee pursuant to the exercise of an incentive stock option, and if no disqualifying disposition of such shares is made by such optionee within two years after the date of grant or within one year after the transfer of such shares to the optionee, then upon sale of such shares, any amount realized in excess of the option price will be taxed to the optionee as a long-term capital gain and any loss sustained will be a long-term capital loss.

        If common shares acquired upon the exercise of an incentive stock option are disposed of prior to the expiration of either holding period described above, the optionee generally will recognize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares at the time of exercise (or, if less, the amount realized on the disposition of such shares if a sale or exchange) over the option price paid for such shares. Any further gain (or loss) realized by the participant generally will be taxed as short-term or long-term capital gain (or loss) depending on the holding period.

        Stock Appreciation Rights.    No income will be recognized by a participant in connection with the grant of a stock appreciation right. As the stock appreciation rights vest, the participant normally will be required to include as taxable ordinary income in the year of exercise an amount equal to the amount of cash received and the fair market value of any unrestricted common shares received on the exercise.

        Restricted Stock.    The recipient of restricted stock generally will be subject to tax at ordinary income rates on the fair market value of the restricted stock (reduced by any amount paid by the participant for such restricted stock) at such time as the shares are no longer subject to forfeiture or restrictions on transfer for purposes of Section 83 of the Code ("Restrictions"). However, a recipient who so elects under Section 83(b) of the Code within 30 days of the date of transfer of the shares will have taxable ordinary income on the date of transfer of the shares equal to the excess of the fair market value of such shares (determined without regard to the Restrictions) over the purchase price, if any, of such restricted stock. If a Section 83(b) election has not been made, any dividends received with respect to restricted stock that is subject to the Restrictions generally will be treated as compensation that is taxable as ordinary income to the participant.

        Phantom Stock.    No income generally will be recognized upon the award of phantom stock. The recipient of a phantom stock award generally will be subject to tax at ordinary income rates on the amount of any cash received and the fair market value of any unrestricted common shares received on the date that such shares are transferred to the participant under the award, and the capital gains/loss holding period for such shares will also commence on such date.

        Performance Awards.    No income generally will be recognized upon the grant of performance awards. Upon payment in respect of the earn-out of performance awards, the recipient generally will be required to include as taxable ordinary income in the year of receipt an amount equal to the amount of cash received and the fair market value of any unrestricted common shares received.

        Stock Bonuses.    The recipient of a stock bonus award generally will be subject to tax at ordinary income rates on the amount of the fair market value of any unrestricted common shares received on the date that such shares are transferred to the participant under the award, and the capital gains/loss holding period for such shares will also commence on such date.

Tax Consequences to the Corporation or Subsidiary

        To the extent that a participant recognizes ordinary income in the circumstances described above, the Corporation or the subsidiary for which the participant performs services will be entitled to a corresponding deduction provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an "excess parachute payment" within the meaning of Section 280G of the Code and is not disallowed by the $1 million limitation on certain executive compensation under Section 162(m).

Equity Compensation Plan Information

        The following table sets forth certain information regarding the Company's equity compensation plans as of December 31, 2010. At December 31, 2010, our only active equity compensation plan was the 2007 Long-Term Incentive Plan.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders(1)	1,766,253	$7.18	982,560

(1)
The following table shows the various equity compensation plans that are reflected in the total above for plans approved by security holders, including the outstanding options that were granted under the 2006 Stock Option Plan. The Board has made a determination that no further awards will be granted under the 2006 Stock Option Plan.

Plan	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
2006 Stock Option Plan	1,140,423	$3.65	—
2007 Long-Term Incentive Plan	625,830	$13.63	982,560

        The following table shows the outstanding options that were granted under the 2006 Stock option Plan and the 2007 Long-Term Incentive Plan as of February 28, 2011.

Plan	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
2006 Stock Option Plan	1,087,759	$3.65	—
2007 Long-Term Incentive Plan	607,813	$13.65	993,936

        On March 3, 2011, the Board approved the grant of equity incentive awards effective March 24, 2011, which had the effect of reducing the shares available for future issuance to approximately 480,000 shares.

New Plan Benefits

        It is not possible to determine specific amounts and types of awards that may be awarded in the future under the 2007 Long-Term Incentive Plan (Amended and Restated as of May 5, 2011) because the grant and actual pay-out of awards under such plans are discretionary.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE MYR GROUP INC. 2007 LONG-TERM INCENTIVE PLAN (AMENDED AND RESTATED AS OF MAY 5, 2011).

AUDIT COMMITTEE MATTERS

        The Board established the standing Audit Committee in accordance with Section 3(a)(58)(A) of the Exchange Act. The Board has determined that all of the Audit Committee members are independent within the meaning of the Nasdaq's listing standards and Rule 10A-3 of the Exchange Act. None of the Audit Committee members have participated in the preparation of MYR Group's financial statements during the past three years. The Board has also determined that all committee members are financially literate within the meaning of the Nasdaq rules and that Mr. Patterson is an "audit committee financial expert" within the meaning of SEC regulations.

        Under its charter, the Audit Committee performs, among other tasks, the following duties:

  •
  review of the audit plans and findings of our independent registered public accounting firm and our internal audit staff, as well as the results of regulatory examinations and tracks management's corrective action plans where necessary;

  •
  review of our financial statements, including any significant financial items and/or changes in accounting policies, with our senior management and independent registered public accounting firm;

  •
  review of our financial risk and control procedures, compliance programs and significant tax, legal and regulatory matters; and

  •
  appoint annually our independent registered public accounting firm, evaluate its independence and performance and set clear hiring policies for employees or former employees of the independent registered public accounting firm.

        The Audit Committee has established procedures for the receipt, retention and treatment, on a confidential basis, of complaints received by MYR Group. We encourage employees and those outside the Company to report concerns about our accounting controls, auditing matters or anything else that appears to involve financial or other wrongdoing. To report such matters, you should call our fraud hotline number at 1-800-461-9330. All complaints received are confidential and anonymous and will be retained for our records.

  Audit Committee Report for the Year Ended December 31, 2010 to our Stockholders:

        The Audit Committee of the Board of Directors is responsible for assisting the Board in monitoring the integrity of MYR Group's financial statements, MYR Group's compliance with legal and regulatory requirements and the independence and performance of MYR Group's internal and external auditors.

        MYR Group's financial statements for the year ended December 31, 2010 were audited by E&Y, an independent registered public accounting firm.

        As part of its activities, the Audit Committee has:

          1.     Reviewed and discussed with management MYR Group's audited financial statements;

          2.     Reviewed and discussed with E&Y the matters required to be discussed under Statement on Auditing Standards No. 61 (Communications with Audit Committees), as adopted by the U.S. Public Company Accounting Oversight Board ("PCAOB") in Rule 3200T; and

          3.     Received the written disclosures and the letters from E&Y required by applicable requirements of the PCAOB regarding the independent registered public accounting firm's communications with the Audit Committee concerning independence; and has discussed with E&Y its independence.

        Based upon the review and discussions referred to above, and in reliance on management and E&Y as described above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2010 filed with the SEC ("2010 Form 10-K").

Audit Committee:	William D. Patterson, Chair Jack L. Alexander Henry W. Fayne Betty R. Johnson Maurice E. Moore

The information contained in the Audit Committee Report above shall not be deemed to be "soliciting material" or to be "filed" with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Exchange Act, as amended, except to the extent that MYR Group specifically incorporates it by reference in such filing.

Pre-Approval Policies

        Consistent with SEC and PCAOB requirements regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of the independent registered public accounting firm. In recognition of this responsibility, the Audit Committee has established procedures to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm.

        During the year, circumstances may arise when it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires specific pre-approval before engaging the independent registered public accounting firm.

        The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decision to the Audit Committee at its next scheduled meeting.

Independent Auditors' Fees

        Aggregate fees for professional services rendered by our independent auditors, E&Y for 2010 and 2009, were as follows:

	2010	2009
Audit Fees	$460,572	$466,659
Audit-Related Fees	—	—
Tax Fees	48,219	—
All Other Fees	—	18,607

Total	$508,791	$485,266

        In the above table, in accordance with the SEC rules, "Audit Fees" are fees that we paid to E&Y for the audit of our annual financial statements included in the Annual Report on Form 10-K, review of financial statements included in the Quarterly Report on Form 10-Qs, and for services that are normally provided by the auditor in connection with statutory and regulatory filings or engagements.

        "Audit-Related Fees" are fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and internal control over financial reporting.

        "Tax Fees" are fees for tax compliance, tax advice and tax planning, and "All Other Fees" are fees for any services not included in the first three categories.

        The 2009 amount of "All Other Fees" paid to E&Y are for compensation consultant services rendered for the Compensation Committee. These services were primarily rendered prior to the engagement of E&Y as our independent auditors. As discussed under the heading "Compensation Committee Matters," E&Y no longer provides compensation consultant services to the Compensation Committee.

PROPOSAL NO. 5. RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS

        The Audit Committee is responsible for the selection, retention, termination and oversight of our independent auditors. After considering multiple possible independent auditor candidates, the Board appointed Ernst & Young LLP ("E&Y"), a registered public accounting firm, to serve as our independent auditors for the fiscal year ended December 31, 2010.

        The Audit Committee has also appointed E&Y as our independent auditors for the fiscal year ending December 31, 2011. The Audit Committee and the Board are requesting, as a matter of policy, that stockholders ratify the appointment of E&Y as our independent auditors. The Board and the Audit Committee are not required to take any action as a result of the outcome of the vote on this proposal. However, if the stockholders do not ratify the appointment, the Audit Committee may investigate the reasons for such rejection. Even if the appointment is ratified, the Audit Committee may direct the appointment of a different independent auditor at any time.

        We expect that representatives of E&Y will be present at the Annual Meeting and that they will have an opportunity to respond to appropriate questions from stockholders.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT AUDITORS.

OTHER MATTERS THAT MAY BE PRESENTED AT THE ANNUAL MEETING

        Neither the Board nor management knows of any business, other than that described in this Proxy Statement, that will be presented for action at the Annual Meeting. If any other matters properly come before the meeting, the persons named as proxies will vote on such matters in accordance with the Board's recommendation or, if no recommendation is given, in accordance with the proxies' best judgment.

OWNERSHIP OF EQUITY SECURITIES

        The following table shows the number of shares of MYR Group common stock beneficially owned (as defined in accordance with Rule 13d-3 under the Exchange Act) as of February 28, 2011 by each director and executive officer named in the Summary Compensation Table, as well as the number of shares beneficially owned by all of our directors and executive officers as a group. None of the common stock owned by these individuals is subject to any pledge. Unless otherwise indicated, each of the named individuals has sole voting and investment power with respect to the shares shown.

Name of Beneficial Owner	Common Stock	Restricted Stock(1)	Stock Options(2)	Total Beneficial Ownership		Percentage
Named Executive Officers and Directors
William A. Koertner	163,317	14,551	457,509	635,377		3.2%
Marco A. Martinez	25,987	2,910	81,503	110,400		*
William H. Green	32,236	4,850	79,487	116,573		*
Gerald B. Engen, Jr.	8,224	4,850	48,081	61,155		*
John A. Fluss	48,025	2,910	114,067	165,002		*
Richard S. Swartz, Jr.	6,025	4,850	90,342	101,217		*
Jack L. Alexander	—	582	6,000	6,582		*
Larry F. Altenbaumer	—	582	6,000	6,582		*
Henry W. Fayne	—	582	6,000	6,582		*
Betty R. Johnson	1,000	582	6,000	7,582		*
Gary R. Johnson	—	582	6,000	6,582		*
Maurice E. Moore	—	687	—	687		*
William D. Patterson	2,000	582	6,000	8,582	(3)	*
All executive officers and directors as a group (13 persons)	286,814	39,100	906,989	1,232,903		6.1%

*
Percentage less than 1% of outstanding common stock.

(1)
This column reflects holdings of restricted stock, none of which has vested. The shares of restricted stock vest ratably over a five-year period from the date of grant for named executive officers and over a three year period from the date of grant for non-employee directors.

(2)
This column reflects shares of common stock that may be acquired within 60 days by the exercise of stock options.

(3)
This includes 2,000 shares of common stock beneficially owned by EnSTAR Management Corporation, of which Mr. Patterson is President.

        The following table displays information about persons we know to be the beneficial owners of 5% or more of our issued and outstanding common stock as of December 31, 2010:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Common Stock
BlackRock, Inc. 40 East 52nd St. New York, NY 10022	1,181,542	(1)	5.9%
FMR LLC 82 Devonshire St. Boston, MA 02109	2,553,009	(2)	12.8%
Vaughan Nelson Investment Management, L.P. 600 Travis Street, Suite 6300 Houston, Texas 77002	1,591,430	(3)	8.0%

(1)
Based on the Schedule 13G filed by BlackRock, Inc. with the SEC on February 7, 2011. BlackRock stated in its 13G filing that, of the 1,181,542 shares beneficially owned as of December 31, 2010, it has sole voting power and sole investment power with respect to all such shares.

(2)
Based on the Schedule 13G/A filed by FMR LLC ("FMR") with the SEC on February 14, 2011. FMR stated in its 13G/A filing that, of the 2,553,009 shares beneficially owned as of December 31, 2010, it has sole voting power with respect to 141,110.

(3)
Based on the Schedule 13G filed by Vaughan Nelson Investment Management, L.P. ("Vaughan") with the SEC on February 14, 2011. Vaughan stated in its 13G filing that, of the 1,591,430 shares beneficially owned as of December 31, 2010, it has sole voting power with respect to 1,169,700.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Review, Approval and Ratification of Transactions with Related Persons

        We have adopted a written policy and procedures for the review, approval and ratification of transactions with related persons. Under our policy, related persons is expected to include, among others, our named executive officers, directors, beneficial owners of more than 5% of our common stock and any of the foregoing person's immediate family members. In considering the approval of any related party transaction, the Audit Committee will consider whether or not the terms of the transaction are fair to the Company.

        Pursuant to our policy, no reported transaction in 2010 qualified as a related person transaction and therefore no reported transaction was referred to the Audit Committee or any other committee of the Board for review.

 SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires our executive officers, directors, and persons who own more than 10% of our common stock to report their ownership of our common stock and changes in that ownership.

        We reviewed copies of reports filed pursuant to Section 16(a) of the Exchange Act and written representations from reporting persons that all reportable transactions were reported. Based on that review, we believe that all filings were timely made in accordance with the requirements of the Exchange Act during the fiscal year ended December 31, 2010.

2012 ANNUAL MEETING OF STOCKHOLDERS

Stockholder Proposals for the 2012 Annual Meeting

        To be considered for inclusion in our 2012 proxy statement, stockholder proposals must be received by our Corporate Secretary at MYR Group Inc., 1701 Golf Road, Suite 3-1012, Rolling Meadows, Illinois 60008-4210 on or before November 24, 2011. However, if the 2012 annual meeting is called for a date that is not within 30 days of the anniversary date of the 2011 annual meeting, we must receive stockholder proposal submissions no later than the close of business on the tenth (10th) day following the earlier of the day on which notice of the date of the meeting was mailed or other public disclosure was made.

        For additional information about the stockholder proposal submission process, please see our Bylaws which are available on the Investor Relations page of our website at www.myrgroup.com, under "Corporate Governance."

Director Nominations by Stockholders for the 2012 Annual Meeting

        The Nominating and Corporate Governance Committee will consider director candidates who are timely proposed by our stockholders in accordance with our Bylaws and other procedures established from time to time by the Nominating and Corporate Governance Committee.

        To propose a candidate to be considered for nomination at our 2012 annual meeting of stockholders, stockholders must deliver or mail their nomination submission and such submission must be received by our Corporate Secretary at MYR Group Inc., 1701 Golf Road, Suite 3-1012, Rolling Meadows, Illinois 60008-4210 no earlier than November 24, 2011 days and not later than December 24, 2011 to ensure adequate time for meaningful review by the Nominating and Corporate Governance Committee and Board. However, if the 2012 annual meeting is called for a date that is not within 30 days of the anniversary date of the 2011 annual meeting, we must receive stockholder nomination submissions no later than the close of business on the tenth (10th) day following the earlier of the day on which notice of the date of the meeting was mailed or other public disclosure was made.

        For additional information about the stockholder nominee submission process, please see our Bylaws which are available on the Investor Relations page of our website at www.myrgroup.com, under "Corporate Governance."

2010 Annual Report and SEC Filings

        Our financial statements for the fiscal year ended December 31, 2010 are included in our Annual Report on Form 10-K, which we will make available to stockholders at the same time as this proxy statement. Our Annual Report and this proxy statement are posted on our website at www.myrgroup.com, and are available from the SEC at its website at www.sec.gov. If you do not have access to the Internet or have not received a copy of our Annual Report, you may request a copy of it without charge by writing to our Corporate Secretary, at MYR Group Inc., 1701 Golf Road, Suite 3-1012, Rolling Meadows, Illinois 60008-4210.

By Order of the Board of Directors

March 14, 2011	Gerald B. Engen, Jr. Senior Vice President, Chief Legal Officer and Secretary

Appendix A

MYR GROUP INC.
2007 LONG-TERM INCENTIVE PLAN
(AMENDED AND RESTATED AS OF MAY 5, 2011)

1.     PURPOSE OF THE PLAN

        The purpose of the Company's 2007 Long-Term Incentive Plan (Amended and Restated as of May 5, 2011) is to promote the interests of the Company and its stockholders by strengthening the Company's ability to attract, motivate and retain key employees and directors of the Company upon whose judgment, initiative and efforts the financial success and growth of the business of the Company largely depend, and to provide an additional incentive for key employees and directors through stock ownership and other rights that promote and recognize the financial success and growth of the Company.

2.     DEFINITIONS

        Wherever the following capitalized terms are used in this Plan they shall have the meanings specified below:

           (a)  "Award" means an award of an Option, Restricted Stock, Stock Appreciation Right, Performance Award, Phantom Stock, Stock Bonus or Dividend Equivalent granted under the Plan.

           (b)  "Award Agreement" means an agreement entered into between the Company and a Participant setting forth the terms and conditions of an Award granted to a Participant.

           (c)  "Board" means the Board of Directors of the Company.

           (d)  "Change in Control" shall have the meaning specified in Section 13 hereof.

           (e)  "Code" means the Internal Revenue Code of 1986, as amended.

            (f)  "Committee" means the Compensation Committee of the Board, or such other committee or subcommittee of the Board or group of individuals appointed by the Board to administer the Plan from time to time.

           (g)  "Common Stock" means the common stock of the Company, without par value, or any security into which such Common Stock may be changed by reason of any transaction or event of the type described in Section 3.2.

           (h)  "Company" means MYR Group Inc., a Delaware corporation.

            (i)  "Date of Grant" means the date on which an Award under the Plan is made by the Committee (which date shall not be earlier than the date on which the Committee takes action with respect thereto), or such later date as the Committee may specify that the Award becomes effective.

            (j)  "Dividend Equivalent" means an Award under Section 12 hereof entitling the Participant to receive payments with respect to dividends declared on the Common Stock.

           (k)  "Effective Date" means the Effective Date of this Plan, as defined in Section 16.1 hereof.

            (l)  "Eligible Person" means any person who is an Employee or an Independent Director.

          (m)  "Employee" means any person who is a key employee of the Company or any Subsidiary or who has agreed to serve in such capacity within 90 days after the Date of Grant; provided, however, that with respect to Incentive Stock Options, "Employee" means any person who is considered an employee of the Company or any Subsidiary for purposes of Treasury Regulation Section 1.421-1(h).

           (n)  "Fair Market Value" of a share of Common Stock as of a given date means the fair market value of such Common Stock determined by such methods or procedures as shall be established from time to time by the Committee. Unless otherwise determined by the Committee in good faith, the per share Fair Market Value of Common Stock as of a particular date shall mean (i) the closing price per share of Common Stock for such date on the national securities exchange on which the shares of Common Stock are principally traded, or (ii) if the shares of Common Stock are then traded in an over-the-counter market, the average of the closing bid and asked prices for the shares of Common Stock in such over-the-counter market for the relevant date, or (iii) if the shares of Common Stock are not then listed on a national securities exchange or traded in an over-the-counter market, such value as the Committee, in its sole discretion, shall determine.

           (o)  "Incentive Stock Option" means an option to purchase Common Stock that is intended to qualify as an incentive stock option under Section 422 of the Code and the Treasury Regulations thereunder.

           (p)  "Independent Director" means a member of the Board who is not an employee of the Company or any Subsidiary.

           (q)  "Nonqualified Stock Option" means an option to purchase Common Stock that is not an Incentive Stock Option.

           (r)  "Option" means an Incentive Stock Option or a Nonqualified Stock Option granted under Section 6 hereof.

           (s)  "Participant" means any Eligible Person who holds an outstanding Award under the Plan.

            (t)  "Performance Award" means an Award made under Section 9 hereof entitling a Participant to a payment based on the Fair Market Value of Common Stock (a "Performance Share") or based on specified dollar units (a "Performance Unit") at the end of a performance period if certain conditions established by the Committee are satisfied.

           (u)  "Person" means any person, corporation, partnership, joint venture or other entity.

           (v)  "Phantom Stock" means an Award under Section 10 hereof entitling a Participant to a payment at the end of a vesting period of a unit value based on the Fair Market Value of a share of Common Stock.

          (w)  "Plan" means this 2007 Long-Term Incentive Plan (Amended and Restated as of May 5, 2011) as set forth herein, and as it may be further amended from time to time.

           (x)  "Restricted Stock" means an Award under Section 8 hereof entitling a Participant to shares of Common Stock that are nontransferable and subject to forfeiture until specific conditions established by the Committee are satisfied.

           (y)  "Section 162(m)" means section 162(m) of the Code and the Treasury Regulations thereunder.

           (z)  "Section 162(m) Participant" means any Participant who, in the sole judgment of the Committee, could be treated as a "covered employee" under Section 162(m) at the time income may be recognized by such Participant in connection with an Award that is intended to qualify for exemption under Section 162(m).

         (aa)  "Stock Appreciation Right" or "SAR" means an Award under Section 7 hereof entitling a Participant to receive an amount, representing the difference between the base price per share of the right and the Fair Market Value of a share of Common Stock on the date of exercise.

         (bb)  "Stock Bonus" means an Award under Section 11 hereof entitling a Participant to receive an unrestricted share of Common Stock.

         (cc)  "Subsidiary" means an entity that is wholly owned, directly or indirectly, by the Company, or any other affiliate of the Company that is so designated, from time to time, by the Committee, provided, however, that with respect to Incentive Stock Options, the term "Subsidiary" shall not include any entity that does not qualify within the meaning of Section 424(f) of the Code as a "subsidiary corporation" with respect to the Company.

3.     SHARES OF COMMON STOCK SUBJECT TO THE PLAN

        3.1    Number of Shares.    Subject to the following provisions of this Section 3, the aggregate number of shares of Common Stock that may be issued pursuant to all Awards under the Plan is 3,000,000 shares of Common Stock, which includes 2,000,000 shares of Common Stock approved under the MYR Group Inc. 2007 Long-Term Incentive Plan and 1,000,000 shares of Common Stock approved with respect to this amendment and restatement. Shares of Common Stock that are issued in connection with all Awards other than Options and SARs shall be counted against the 3,000,000 limit described above as two shares of Common Stock for every one share of Common Stock that is issued in connection with such Award. No more than 3,000,000 shares of Common Stock may be issued pursuant to Incentive Stock Options. The shares of Common Stock to be delivered under the Plan will be made available from authorized but unissued shares of Common Stock or treasury stock. If any share of Common Stock that is the subject of an Award is not issued and ceases to be issuable for any reason, or is forfeited, canceled or returned to the Company for failure to satisfy vesting requirements or upon the occurrence of other forfeiture events, such share of Common Stock will no longer be charged against the foregoing maximum share limitations and may again be made subject to Awards under the Plan pursuant to such limitations. Common Stock covered by an Award granted under the Plan shall not be counted unless and until it is actually issued or transferred to a Participant. Without limiting the generality of the foregoing, upon payment in cash of the benefit provided by any Award granted under the Plan, any Common Stock that is covered by the Award will be available for issue or transfer hereunder. Notwithstanding anything to the contrary contained herein, (A) Common Stock tendered in payment of the exercise price of an Option shall not be added to the aggregate Plan limit described above; (B) Common Stock withheld by the Company to satisfy a tax withholding obligation shall not be added to the aggregate Plan limit described above; (C) Common Stock that is repurchased by the Company with Option proceeds shall not be added to the aggregate Plan limit described above and (D) all Common Stock covered by an SAR, to the extent that it is exercised and settled in Common Stock, and whether or not Common Stock is actually issued or transferred to the Participant upon exercise of the SAR, shall be considered issued or transferred pursuant to the Plan.

        3.2    Adjustments.    If there shall occur any merger, consolidation, liquidation, issuance of rights or warrants to purchase securities, recapitalization, reclassification, stock dividend, spin-off, split-off, stock split, reverse stock split or other distribution with respect to the shares of Common Stock, or any similar corporate transaction or event in respect of the Common Stock, then the Committee shall, in the manner and to the extent that it deems appropriate and equitable to the Participants and consistent with the terms of this Plan, cause a proportionate adjustment to be made in (i) the maximum numbers and kind of shares provided in Section 3.1 hereof, (ii) the maximum numbers and kind of shares set forth in Sections 6.1, 7.1, 8.2 and 9.4 hereof, (iii) the number and kind of shares of Common Stock, share units, or other rights subject to the then-outstanding Awards, (iv) the price for each share or unit or other right subject to then outstanding Awards without change in the aggregate purchase price or value as to which such Awards remain exercisable or subject to restrictions, (v) the performance targets or goals appropriate to any outstanding Performance Awards (subject to such limitations as appropriate for Awards intended to qualify for exemption under Section 162(m)) or (vi) any other terms of an Award that are affected by the event. Moreover, in the event of any such transaction or event, the Committee, in its discretion, may provide in substitution for any or all outstanding awards under the Plan such alternative consideration (including cash) as it, in good faith, may determine to be equitable under the circumstances and may require in connection therewith the surrender of all awards so replaced. In addition, for each Option or Stock Appreciation Right with an exercise price greater than the consideration offered in connection with any such transaction or event or Change in Control, the Committee may in its sole discretion elect to cancel such Option or Stock Appreciation Right without any payment to the person holding such Option or Stock Appreciation Right. Notwithstanding the foregoing, any such adjustments shall be made in a manner consistent with the requirements of Section 409A of the Code and, in the case of Incentive Stock Options, any such adjustments shall be made in a manner consistent with the requirements of Section 424(a) of the Code.

4.     ADMINISTRATION OF THE PLAN

        4.1    Committee Members.    Except as provided in Section 4.4 hereof, the Plan will be administered by the Committee, which unless otherwise determined by the Board will consist solely of two or more persons who satisfy the requirements for a "nonemployee director" under Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended and/or the requirements for an "outside director" under Section 162(m). The Committee may exercise such powers and authority as may be necessary or appropriate for the Committee to carry out its functions as described in the Plan. No member of the Committee will be liable for any action or determination made in good faith by the Committee with respect to the Plan or any Award under it.

        4.2    Discretionary Authority.    Subject to the express limitations of the Plan, the Committee has authority in its discretion to determine the Eligible Persons to whom, and the time or times at which, Awards may be granted, the number of shares, units or other rights subject to each Award, the exercise, base or purchase price of an Award (if any), the time or times at which an Award will become vested, exercisable or payable, the performance criteria, performance goals and other conditions of an Award, and the duration of the Award. The Committee also has discretionary authority to interpret the Plan, to make all factual determinations under the Plan, and to determine the terms and provisions of the respective Award Agreements and to make all other determinations necessary or advisable for Plan administration. The Committee has authority to prescribe, amend, and rescind rules and regulations relating to the Plan. All interpretations, determinations, and actions by the Committee will be final, conclusive, and binding upon all parties.

        4.3    Changes to Awards.    The Committee shall have the authority to effect, at any time and from time to time (i) the cancellation of any or all outstanding Awards and the grant in substitution therefor of new Awards covering the same or different numbers of shares of Common Stock and having an exercise or base price which may be the same as or different than the exercise or base price of the canceled Awards or (ii) the amendment of the terms of any and all outstanding Awards; provided, however, that (a) no such action may impair the rights of the Participants without their consent and (b) the Committee shall not have the authority to reduce the exercise or base price of an Award by amendment or cancellation and substitution of an existing Award without the approval of the Company's stockholders.

        4.4    Delegation of Authority.    The Committee shall have the right, from time to time, to delegate to one or more officers or directors of the Company the authority of the Committee to grant and determine the terms and conditions of Awards under the Plan, subject to such limitations as the Committee shall determine; provided, however, that no such authority may be delegated with respect to Awards made to any member of the Board or any Section 162(m) Participant.

        4.5    Awards to Independent Directors.    An Award to an Independent Director under the Plan shall be approved by the Board. With respect to Awards to Independent Directors, all rights, powers and authorities vested in the Committee under the Plan shall instead be exercised by the Board, and all provisions of the Plan relating to the Committee shall be interpreted in a manner consistent with the foregoing by treating any such reference as a reference to the Board for such purpose.

5.     ELIGIBILITY AND AWARDS

        All Eligible Persons are eligible to be designated by the Committee to receive an Award under the Plan. The Committee has authority, in its sole discretion, to determine and designate from time to time those Eligible Persons who are to be granted Awards, the types of Awards to be granted and the number of shares or units subject to the Awards that are granted under the Plan. Each Award will be evidenced by an Award Agreement as described in Section 14 hereof between the Company and the Participant that shall include the terms and conditions consistent with the Plan as the Committee may determine.

6.     STOCK OPTIONS

        6.1    Grant of Option.    An Option may be granted to any Eligible Person selected by the Committee; provided, however, that only Employees shall be eligible for Awards of Incentive Stock Options. Each Option shall be designated, at the discretion of the Committee, as an Incentive Stock Option or a Nonqualified Stock Option. The maximum number of shares of Common Stock that may be granted under Options to any one Participant during any one calendar year shall be limited to 200,000 shares (subject to adjustment as provided in Section 3.2 hereof).

        6.2    Exercise Price.    The exercise price of the Option shall be determined by the Committee; provided, however, that the exercise price per share of an Option shall not be less than 100 percent of the Fair Market Value per share of the Common Stock on the Date of Grant.

        6.3    Vesting; Term of Option.    The Committee, in its sole discretion, shall prescribe in the Award Agreement the time or times at which, or the conditions upon which, an Option or portion thereof shall become vested and exercisable; provided, however, that, subject to Section 16.4 hereof, an Option may not become exercisable by the passage of time sooner than one-third per year over three years. An Option may become vested and exercisable upon a Participant's retirement, death or disability or a Change in Control, to the extent provided in an Award Agreement. The period during which a vested Option may be exercised shall be ten years from the Date of Grant, unless a shorter exercise period is specified by the Committee in an Award Agreement, and subject to such limitations as may apply under an Award Agreement relating to the termination of a Participant's employment or other service with the Company or any Subsidiary.

        6.4    Option Exercise; Withholding.    Subject to such terms and conditions as shall be specified in an Award Agreement, an Option may be exercised in whole or in part at any time during the term thereof by notice to the Company together with payment of the aggregate exercise price therefor. Payment of the exercise price shall be made (i) in cash or by cash equivalent, (ii) at the discretion of the Committee, in shares of Common Stock acceptable to the Committee, valued at the Fair Market Value of such shares on the date of exercise, (iii) at the discretion of the Committee, by a delivery of a notice that the Participant has placed a market sell order (or similar instruction) with a broker with respect to shares of Common Stock then issuable upon exercise of the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the Option exercise price (conditioned upon the payment of such net proceeds), (iv) at the discretion of the Committee, by withholding from delivery shares of Common Stock for which the Option is otherwise exercised, (v) at the discretion of the Committee, by a combination of the methods described above or (vi) by such other method as may be approved by the Committee and set forth in the Award

Agreement. In addition to and at the time of payment of the exercise price, the Participant shall pay to the Company the full amount of any and all applicable income tax and employment tax amounts required to be withheld in connection with such exercise, payable under one or more of the methods described above for the payment of the exercise price of the Options or as otherwise may be approved by the Committee.

        6.5    Limited Transferability.    Solely to the extent permitted by the Committee in an Award Agreement and subject to such terms and conditions as the Committee shall specify, a Nonqualified Stock Option (but not an Incentive Stock Option) may be transferred to members of the Participant's immediate family (as determined by the Committee) or to trusts, partnerships or corporations whose beneficiaries, members or owners are members of the Participant's immediate family, and/or to such other persons or entities as may be approved by the Committee in advance and set forth in an Award Agreement, in each case subject to the condition that the Committee be satisfied that such transfer is being made for estate or tax planning purposes or for gratuitous or donative purposes, without consideration (other than nominal consideration) being received therefor. Except to the extent permitted by the Committee in accordance with the foregoing, an Option shall be nontransferable otherwise than by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of a Participant only by such Participant. Notwithstanding anything herein to the contrary, in no event may any Option be transferred for value.

        6.6    Limitation on Repricing.    Except in connection with a corporate transaction or event described in Section 3.2 hereof, the terms of outstanding awards may not be amended to reduce the exercise price of outstanding Options, or cancel outstanding Options in exchange for cash, other Awards or Options with an exercise price that is less than the exercise price of the original Options without stockholder approval. This Section 6.6 is intended to prohibit the repricing of "underwater" Options and will not be construed to prohibit the adjustments provided for in Section 3.2 hereof. Notwithstanding any provision of the Plan to the contrary, this Section 6.6 may not be amended without approval by the Company's stockholders.

        6.7    Additional Rules for Incentive Stock Options.

          (a)    Annual Limits.    No Incentive Stock Option shall be granted to a Participant as a result of which the aggregate fair market value (determined as of the Date of Grant) of the stock with respect to which Incentive Stock Options are exercisable for the first time in any calendar year under the Plan, and any other stock option plans of the Company, any Subsidiary or any parent corporation, would exceed $100,000 (or such other amount provided under Section 422(d) of the Code), determined in accordance with Section 422(d) of the Code and Treasury Regulations thereunder. This limitation shall be applied by taking options into account in the order in which granted.

          (b)    Termination of Employment.    An Award Agreement for an Incentive Stock Option may provide that such Option may be exercised not later than 3 months following termination of employment of the Participant with the Company and all Subsidiaries, subject to special rules relating to death and disability, as and to the extent determined by the Committee to be appropriate with regard to the requirements of Section 422 of the Code and Treasury Regulations thereunder.

          (c)    Other Terms and Conditions; Nontransferability.    Any Incentive Stock Option granted hereunder shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as are deemed necessary or desirable by the Committee, which terms, together with the terms of this Plan, shall be intended and interpreted to cause such Incentive Stock Option to qualify as an "incentive stock option" under Section 422 of the Code and Treasury Regulations thereunder. Such terms shall include, if applicable, limitations on Incentive Stock Options granted to ten-percent owners of the Company. An Award Agreement for an Incentive Stock Option may provide that such Option shall be treated as a Nonqualified Stock Option to the extent that certain requirements applicable to "incentive stock options" under the Code shall not be satisfied. An Incentive Stock Option shall by its terms be nontransferable otherwise than by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of a Participant only by such Participant.

          (d)    Disqualifying Dispositions.    If shares of Common Stock acquired by exercise of an Incentive Stock Option are disposed of within two years following the Date of Grant or one year following the transfer of such shares to the Participant upon exercise, the Participant shall, promptly following such disposition, notify the Company in writing of the date and terms of such disposition and provide such other information regarding the disposition as the Committee may reasonably require.

7.     STOCK APPRECIATION RIGHTS

        7.1    Grant of SARs.    A Stock Appreciation Right granted to a Participant is an Award in the form of a right to receive, upon surrender of the right, but without other payment, an amount based on appreciation in the Fair Market Value of the Common Stock over a base price established for the Award, exercisable at such time or times and upon conditions as may be approved by the Committee. The maximum number of shares of Common Stock that may be subject to SARs granted to any one Participant during any one calendar year shall be limited to 100,000 shares (subject to adjustment as provided in Section 3.2 hereof).

        7.2    Tandem SARs.    A Stock Appreciation Right may be granted in connection with an Option, either at the time of grant or at any time thereafter during the term of the Option. An SAR granted in connection with an Option will entitle the holder, upon exercise, to surrender such Option or any portion thereof to the extent unexercised, with respect to the number of shares as to which such SAR is exercised, and to receive payment of an amount computed as described in Section 7.4 hereof. Such Option will, to the extent and when surrendered, cease to be exercisable. An SAR granted in connection with an Option hereunder will have a base price per share equal to the per share exercise price of the Option, will be exercisable at such time or times, and only to the extent, that a related Option is exercisable, and will expire no later than the related Option expires.

        7.3    Freestanding SARs.    A Stock Appreciation Right may be granted without relationship to an Option and, in such case, will be exercisable as determined by the Committee, but in no event after 10 years from the Date of Grant; provided, however, that, subject to Section 16.4 hereof, a Stock Appreciation Right may not become exercisable by the passage of time sooner than one-third per year over three years. The base price of an SAR granted without relationship to an Option shall be determined by the Committee in its sole discretion; provided, however, that the base price per share of a freestanding SAR shall not be less than 100 percent of the Fair Market Value of the Common Stock on the Date of Grant.

        7.4    Payment of SARs.    An SAR will entitle the holder, upon exercise of the SAR, to receive payment of an amount determined by multiplying: (i) the excess of the Fair Market Value of a share of Common Stock on the date of exercise of the SAR over the base price of such SAR, by (ii) the number of shares as to which such SAR will have been exercised. Payment of the amount determined under the foregoing may be made, in the discretion of the Committee as set forth in the Award Agreement, in cash, in shares of Common Stock valued at their Fair Market Value on the date of exercise, or in a combination of cash and shares of Common Stock.

        7.5    Limitation on Repricing.    Except in connection with a corporate transaction or event described in Section 3.2 hereof, the terms of outstanding awards may not be amended to reduce the exercise price of outstanding Stock Appreciation Rights, or cancel outstanding Stock Appreciation Rights in exchange for cash, other Awards or Stock Appreciation Rights with an exercise price that is less than the exercise price of the original Stock Appreciation Rights without stockholder approval. This Section 7.5 is intended to prohibit the repricing of "underwater" Stock Appreciation Rights and will not be construed to prohibit the adjustments provided for in Section 3.2 hereof. Notwithstanding any provision of the Plan to the contrary, this Section 7.5 may not be amended without approval by the Company's stockholders.

8.     RESTRICTED STOCK

        8.1    Grants of Restricted Stock.    An Award of Restricted Stock to a Participant represents shares of Common Stock that are issued subject to such restrictions on transfer and other incidents of ownership and such forfeiture conditions as the Committee may determine. The Committee may, in connection with an Award of Restricted Stock, require the payment of a specified purchase price. The Committee may grant Awards of Restricted Stock that are intended to qualify for exemption under Section 162(m), as well as Awards of Restricted Stock that are not intended to so qualify.

        8.2    Vesting Requirements.    The restrictions imposed on an Award of Restricted Stock shall lapse in accordance with the vesting requirements specified by the Committee in the Award Agreement. Such vesting requirements may be based on the continued employment or service of the Participant with the Company or its Subsidiaries for a specified time period or periods; provided, however, that, subject to Section 16.4 hereof, if the elimination of restrictions is based only on the passage of time, the period of time will be no shorter than three years, except that the restrictions may be removed ratably during the three-year period, on at least an annual basis, as determined by the Committee. Such vesting requirements may also be based on the attainment of specified business goals or measures established by the Committee in its sole discretion; provided, however, that, subject to Section 16.4 hereof, restrictions relating to Restricted Stock that vests upon the achievement of specified business goals or measures may not terminate sooner than one year from the Date of Grant. In the case of any Award of Restricted Stock that is intended to qualify for exemption under Section 162(m), the vesting requirements shall be limited to the performance criteria identified in Section 9.3 below, and the terms of the Award shall otherwise comply with the Section 162(m) requirements described in Section 9.4 hereof. The maximum number of shares of Common Stock that may be subject to an Award of Restricted Stock granted to any one Participant during any one calendar year shall be separately limited to 100,000 shares (subject to adjustment as provided in Section 3.2 hereof).

        8.3    Restrictions.    Shares of Restricted Stock may not be transferred, assigned or subject to any encumbrance, pledge or charge until all applicable restrictions are removed or expire or unless otherwise allowed by the Committee. The Committee may require the Participant to enter into an escrow agreement providing that the certificates representing Restricted Stock granted or sold pursuant to the Plan will remain in the physical custody of an escrow holder until all restrictions are removed or expire. Failure to satisfy any applicable restrictions shall result in the subject shares of Restricted Stock being forfeited and returned to the Company, with any purchase price paid by the Participant to be refunded, unless otherwise provided by the Committee. The Committee may require that certificates representing Restricted Stock granted under the Plan bear a legend making appropriate reference to the restrictions imposed.

        8.4    Rights as Stockholder.    Subject to the foregoing provisions of this Section 8 and the applicable Award Agreement, the Participant will have all rights of a stockholder with respect to shares of Restricted Stock granted to him, including the right to vote the shares and receive all dividends and other distributions paid or made with respect thereto, unless the Committee determines otherwise at the time the Restricted Stock is granted, as set forth in the Award Agreement; provided, however, that dividends or other distributions on Restricted Stock with restrictions that lapse as a result of the attainment of specified business goals or measures will be deferred until and paid contingent upon the attainment of such specified business goals or measures.

        8.5    Section 83(b) Election.    The Committee may provide in an Award Agreement that the Award of Restricted Stock is conditioned upon the Participant refraining from making an election with respect to the Award under section 83(b) of the Code. Irrespective of whether an Award is so conditioned, if a Participant makes an election pursuant to section 83(b) of the Code with respect to an Award of Restricted Stock, the Participant shall be required to promptly file a copy of such election with the Company.

9.     PERFORMANCE AWARDS

        9.1    Grant of Performance Awards.    The Committee may grant Performance Awards under the Plan, which shall be represented by units denominated on the Date of Grant either in shares of Common Stock (Performance Shares) or in specified dollar amounts (Performance Units). The Committee may grant Performance Awards that are intended to qualify for exemption under Section 162(m), as well as Performance Awards that are not intended to so qualify. At the time a Performance Award is granted, the Committee shall determine, in its sole discretion, one or more performance periods and performance goals to be achieved during the applicable performance periods, as well as such other restrictions and conditions as the Committee deems appropriate. In the case of Performance Units, the Committee shall also determine a target unit value or a range of unit values for each Award. Subject to Section 16.4 hereof, each performance period shall last at least one year from the Date of Grant and shall not exceed ten years from the Date of Grant. The performance goals applicable to a Performance Award grant may be subject to such later revisions as the Committee shall deem appropriate to reflect significant unforeseen events such as changes in law, accounting practices or unusual or nonrecurring items or occurrences. Any such adjustments shall be subject to such limitations as the Committee deems appropriate in the case of a Performance Award granted to a Section 162(m) Participant that is intended to qualify for exemption under Section 162(m).

        9.2    Payment of Performance Awards.    At the end of the performance period, the Committee shall determine the extent to which performance goals have been attained or a degree of achievement between minimum and maximum levels in order to establish the level of payment to be made, if any, and shall determine if payment is to be made in the form of cash or shares of Common Stock (valued at their Fair Market Value at the time of payment) or a combination of cash and shares of Common Stock. Payments of Performance Awards shall generally be made as soon as practicable following the end of the performance period. The Committee may, at the Date of Grant of Performance Shares, provide for the payment of Dividend Equivalents to the holder thereof either in cash or in additional shares of Common Stock, subject in all cases to deferral and payment on a contingent basis based on the Participant's earning of the Performance Shares with respect to which such Dividend Equivalents are paid.

        9.3    Performance Criteria.    The performance criteria upon which the payment or vesting of a Performance Award intended to qualify for exemption under Section 162(m) may be based shall be limited to the following business measures, which may be applied with respect to the Company, any Subsidiary or any business unit, or, if applicable, any Participant, and which may be measured on an absolute or relative to a peer-group or other market measure basis: total stockholder return; stock price increase; return on equity; return on capital; earnings per share; EBIT (earnings before interest and taxes); EBITDA (earnings before interest, taxes, depreciation and amortization); ongoing earnings; cash flow (including operating cash flow, free cash flow, discounted cash flow return on investment, and cash flow in excess of costs of capital); EVA (economic value added); economic profit (net operating profit after tax, less a cost of capital charge); SVA (stockholder value added); revenues; net income; operating income; pre-tax profit margin; performance against business plan; customer service; corporate governance quotient or rating; market share; employee satisfaction; safety; employee engagement; supplier diversity; workforce diversity; operating margins; credit rating; dividend payments; expenses; fuel cost per million BTU; costs per kilowatt hour; retained earnings; completion of acquisitions, divestitures and corporate restructurings; and individual goals based on objective business criteria underlying the goals listed above and which pertain to individual effort as to achievement of those goals or to one or more business criteria in the areas of litigation, human resources, information services, production, inventory, support services, site development, plant development, building development, facility development, government relations, product market share or management. In the case of Performance Awards that are not intended to qualify for exemption under Section 162(m), the Committee shall designate performance criteria from among the foregoing or such other business criteria as it shall determine it its sole discretion.

        9.4    Section 162(m) Requirements.    In the case of a Performance Award granted to a Section 162(m) Participant that is intended to comply with the requirements for exemption under Section 162(m), the Committee shall make all determinations necessary to establish a Performance Award within 90 days of the beginning of the performance period (or such other time period required under Section 162(m)), including, without limitation, the designation of the Section 162(m) Participants to whom Performance Awards are made, the performance criteria or criterion applicable to the Award and the performance goals that relate to such criteria, and the dollar amounts or number of shares of Common Stock payable upon achieving the applicable performance goals. As and to the extent required by Section 162(m), the terms of a Performance Award granted to a Section 162(m) Participant must state, in terms of an objective formula or standard, the method of computing the amount of compensation payable to the Section 162(m) Participant, and must preclude discretion to increase the amount of compensation payable that would otherwise be due under the terms of the Award, and, prior to the payment of such compensation, the Committee shall have certified in writing that the applicable performance goal has been satisfied. The maximum amount of compensation that may be payable under Performance Units granted to any one Participant during any one calendar year shall not exceed $3,750,000. The maximum number of Common Stock units that may be subject to a Performance Share Award granted to any one Participant during any one calendar year shall be 100,000 share units (subject to adjustment as provided in Section 3.2 hereof).

10.   PHANTOM STOCK

        10.1    Grant of Phantom Stock.    Phantom Stock is an Award to a Participant of a number of hypothetical share units with respect to shares of Common Stock, with an initial value based on the Fair Market Value of the Common Stock on the Date of Grant. Phantom Stock shall be subject to such restrictions and conditions as the Committee shall determine; provided, however, that, subject to Section 16.4 hereof, if vesting is based only on the passage of time, the period of time will be no shorter than three years, except that the restrictions may be removed ratably during the three-year period, on at least an annual basis, as determined by the Committee; further provided, that, subject to Section 16.4 hereof, if vesting is based on the achievement of specified business goals or measures, the performance period shall not be sooner than one year from the Date of Grant. On the Date of Grant, the Committee shall determine, in its sole discretion, the installment or other vesting period of the Phantom Stock and the maximum value of the Phantom Stock, if any. No vesting period shall exceed 10 years from the Date of Grant.

        10.2    Payment of Phantom Stock.    Upon the vesting date or dates applicable to Phantom Stock granted to a Participant, an amount equal to the Fair Market Value of one share of Common Stock upon such vesting dates (subject to any applicable maximum value) shall be paid with respect to such Phantom Stock unit granted to the Participant. Payment may be made, at the discretion of the Committee, in cash or in shares of Common Stock valued at their Fair Market Value on the applicable vesting dates, or in a combination thereof.

11.   STOCK BONUS

        11.1    Grant of Stock Bonus.    An Award of a Stock Bonus to a Participant represents a specified number of shares of Common Stock that are issued without restrictions on transfer or forfeiture conditions. The Committee may, in connection with an Award of a Stock Bonus, require the payment of a specified purchase price.

        11.2    Payment of Stock Bonus.    In the event that the Committee grants a Stock Bonus, a certificate for (or book entry representing) the shares of Common Stock constituting such Stock Bonus shall be issued in the name of the Participant to whom such grant was made as soon as practicable after the date on which such Stock Bonus is payable.

12.   DIVIDEND EQUIVALENTS

        12.1    Grant of Dividend Equivalents.    A Dividend Equivalent granted to a Participant is an Award, other than an Option or a Stock Appreciation Right, in the form of a right to receive cash payments determined by reference to dividends declared on the Common Stock from time to time during the term of the Award, which shall not exceed 10 years from the Date of Grant. Dividend Equivalents may be granted on a stand-alone basis or in tandem with other Awards. Dividend Equivalents granted on a tandem basis shall expire at the time the underlying Award is exercised or otherwise becomes payable to the Participant, or expires.

        12.2    Payment of Dividend Equivalents.    Dividend Equivalent Awards shall be payable in cash or in shares of Common Stock, valued at their Fair Market Value on either the date the related dividends are declared or the Dividend Equivalents are paid to a Participant, as determined by the Committee; provided, however, that dividends, Dividend Equivalents or other distributions on Awards that vest as a result of the attainment of specified business goals or measures will be deferred until and paid contingent upon the attainment of such specified business goals or measures. Dividend Equivalents shall (i) in the case of Awards that vest based on the pass of time, be payable to a Participant as soon as practicable following the time dividends are declared and paid with respect to the Common Stock, or (ii) in the case of Awards that vest based on the attainment of specified business goals or measures, be payable to a Participant as soon as practicable following the attainment of such specified business goals or measures, or, in each case, at such later date as the Committee shall specify in the Award Agreement.

13.   CHANGE IN CONTROL

        13.1    Effect of Change in Control.    The Committee may, in an Award Agreement, provide for the effect of a Change in Control on an Award. Such provisions may include any one or more of the following: (i) the acceleration or extension of time periods for purposes of exercising, vesting in, or realizing gain from any Award, (ii) the waiver or modification of performance or other conditions related to the payment or other rights under an Award; (iii) provision for the cash settlement of an Award for an equivalent cash value, as determined by the Committee, or (iv) such other modification or adjustment to an Award as the Committee deems appropriate to maintain and protect the rights and interests of Participants upon or following a Change in Control.

        13.2    Definition of Change in Control.    Unless otherwise specified in the Award Agreement, a "Change in Control" means an event or series of events that results in any of the following:

          (a)    Change in Ownership of the Company.    A change in the ownership of the Company occurs on the date that any one Person or more than one Person acting as a group (as determined under Final Treas. Reg. Section 1.409A-3(i)(5)(v)(B)), other than any Person directly or indirectly owned by the Company, acquires on an arms length basis ownership of stock of the Company that, together with stock held by such Person or group, constitutes more than 50% of the total fair market value or total voting power of stock of the Company. However, if any one Person (or more than one Person acting as a group) is considered to own more than 50% of the total fair market value or total voting power of the Company's stock prior to the acquisition, any acquisition of additional stock by the same Person or Persons is not considered to cause a change in the ownership of the Company;

          (b)    Change in Effective Control of the Company.    A change in the effective control of the Company occurs on either of the following dates: (i) the date any one Person, or more than one Person acting as a group (as determined under Final Treas. Reg. Section 1.409A-3(i)(5)(v)(B)), other than any Person directly or indirectly owned by the Company, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such Person or Persons) ownership of stock of the Company possessing 30% or more of the total voting power of the stock of the Company, or (ii) the date individuals who, as of the Effective Date, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that if the election, or nomination for election by the Company's stockholders, of any new director was approved by a vote of at least a majority of the Incumbent Board, such new director shall be considered a member of the Incumbent Board, and provided further that any reductions in the size of the Board that are instituted voluntarily by the Incumbent Board shall not constitute a "Change of Control," and after any such reduction the "Incumbent Board" shall mean the Board as so reduced; or

          (c)    Change in Ownership of a Substantial Portion of the Company's Assets.    A change in the ownership of a substantial portion of the Company's assets occurs on the date that any one Person, or more than one Person acting as a group (as determined under Final Treas. Reg. Section 1.409A-3(i)(5)(v)(B)), other than any Person directly or indirectly owned by the Company, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such Person or Persons) assets from the Company that have a total gross fair market value of more than 40% of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions. For this purpose, gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

14.   AWARD AGREEMENTS

        14.1    Form of Agreement.    Each Award under this Plan shall be evidenced by an Award Agreement in a form approved by the Committee setting forth the number of shares of Common Stock, units or other rights (as applicable) subject to the Award, the exercise, base or purchase price (if any) of the Award, the time or times at which an Award will become vested, exercisable or payable, the duration of the Award and, in the case of Performance Awards, the applicable performance criteria and goals. The Award Agreement shall also set forth other material terms and conditions applicable to the Award as determined by the Committee consistent with the limitations of this Plan. Award Agreements evidencing Awards intended to qualify for exemption under Section 162(m) shall contain such terms and conditions as may be necessary to meet the applicable requirements of Section 162(m). Award Agreements evidencing Incentive Stock Options shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 422 of the Code.

        14.2    Termination of Service.    The Award Agreements may include provisions describing the treatment of an Award in the event of the retirement, disability, death or other termination of a Participant's employment with or other services to the Company and all Subsidiaries, such as provisions relating to the vesting, exercisability, acceleration, forfeiture or cancellation of the Award in these circumstances, including any such provisions as may be appropriate for Incentive Stock Options as described in Section 6.6(b) hereof.

        14.3    Forfeiture Events.    The Committee may specify in an Award Agreement that the Participant's rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events shall include, but shall not be limited to, termination of employment for cause, violation of material Company or Subsidiary policies, breach of noncompetition, confidentiality or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company or any Subsidiary.

        14.4    Contract Rights; Amendment.    Any obligation of the Company to any Participant with respect to an Award shall be based solely upon contractual obligations created by an Award Agreement. No Award shall be enforceable until the Award Agreement has been signed on behalf of the Company (electronically or otherwise) by its authorized representative and acknowledged by the Participant (electronically or otherwise) and returned to the Company. By executing the Award Agreement, a Participant shall be deemed to have accepted and consented to the terms of this Plan and any action taken in good faith under this Plan by and within the discretion of the Committee, the Board or their delegates. Award Agreements covering outstanding Awards may be amended or modified by the Committee in any manner that may be permitted for the grant of Awards under the Plan, subject to the consent of the Participant to the extent provided in the Award Agreement. In accordance with such procedures as the Company may prescribe, a Participant may sign or otherwise execute an Award Agreement and may consent to amendments of modifications of Award Agreements covering outstanding Awards by electronic means.

15.   GENERAL PROVISIONS

        15.1    No Assignment or Transfer; Beneficiaries.    Except as provided in Section 6.5 hereof, Awards under the Plan shall not be assignable or transferable, except by will or by the laws of descent and distribution, and during the lifetime of a Participant the Award shall be exercised only by such Participant or by his guardian or legal representative. Notwithstanding the foregoing, the Committee may provide in the terms of an Award Agreement that the Participant shall have the right to designate a beneficiary or beneficiaries who shall be entitled to any rights, payments or other specified benefits under an Award following the Participant's death.

        15.2    Deferrals of Payment.    The Committee may permit a Participant to defer the receipt of payment of cash or delivery of shares of Common Stock that would otherwise be due to the Participant by virtue of the exercise of a right or the satisfaction of vesting or other conditions with respect to an Award. If any such deferral is to be permitted by the Committee, the Committee shall establish the rules and procedures relating to such deferral, including, without limitation, the period of time in advance of payment when an election to defer may be made, the time period of the deferral and the events that would result in payment of the deferred amount, the interest or other earnings attributable to the deferral and the method of funding, if any, attributable to the deferred amount. Unless otherwise expressly agreed between the Participant and the Company, any such deferral shall be effected in accordance with the requirements of Section 409A of the Code so as to avoid any imposition of a tax under Section 409A of the Code.

        15.3    Rights as Stockholder.    A Participant shall have no rights as a holder of Common Stock with respect to any unissued securities covered by an Award until the date the Participant becomes the holder of record of those securities. Except as provided in Section 3.2 or Section 8.4 hereof, no adjustment or other provision shall be made for dividends or other stockholder rights, except to the extent that the Award Agreement provides for Dividend Equivalents, dividend payments or similar economic benefits; provided, however, that dividends, Dividend Equivalents or other distributions on Awards that vest as a result of the attainment of specified business goals or measures will be deferred until and paid contingent upon the attainment of such specified business goals or measures.

        15.4    Employment or Service.    Nothing in the Plan, in the grant of any Award or in any Award Agreement shall confer upon any Eligible Person the right to continue in the capacity in which he is employed by or otherwise serves the Company or any Subsidiary.

        15.5    Securities Laws.    No shares of Common Stock will be issued or transferred pursuant to an Award unless and until all then applicable requirements imposed by federal and state securities and other laws, rules and regulations and by any regulatory agencies having jurisdiction, and by any stock exchanges upon which the Common Stock may be listed, have been fully met. As a condition precedent to the issuance of shares pursuant to the grant or exercise of an Award, the Company may require the Participant to take any reasonable action to meet such requirements. The Committee may impose such conditions on any shares of Common Stock issuable under the Plan as it may deem advisable, including, without limitation, restrictions under the Securities Act of 1933, as amended, under the requirements of any stock exchange upon which such shares of the same class are then listed, and under any blue sky or other securities laws applicable to such shares.

        15.6    Tax Withholding.    The Participant shall be responsible for payment of any taxes or similar charges required by law to be withheld from an Award or an amount paid in satisfaction of an Award, which shall be paid by the Participant on or prior to the payment or other event that results in taxable income in respect of an Award. The Award Agreement shall specify the manner in which the withholding obligation shall be satisfied with respect to the particular type of Award, provided that, if shares of Common Stock are withheld from delivery upon exercise of an Option or a Stock Appreciation Right, the Fair Market Value of the shares withheld shall not exceed, as of the time the withholding occurs, the minimum amount of tax for which withholding is required.

        15.7    Unfunded Plan.    The adoption of this Plan and any setting aside of cash amounts or shares of Common Stock by the Company with which to discharge its obligations hereunder shall not be deemed to create a trust or other funded arrangement. The benefits provided under this Plan shall be a general, unsecured obligation of the Company payable solely from the general assets of the Company, and neither a Participant nor the Participant's permitted transferees or estate shall have any interest in any assets of the Company by virtue of this Plan, except as a general unsecured creditor of the Corporation. Notwithstanding the foregoing, the Company shall have the right to implement or set aside funds in a grantor trust subject to the claims of the Company's creditors to discharge its obligations under the Plan.

        15.8    Other Compensation and Benefit Plans.    The adoption of the Plan shall not affect any other stock incentive or other compensation plans in effect for the Company or any Subsidiary, nor shall the Plan preclude the Company from establishing any other forms of stock incentive or other compensation for employees of the Company or any Subsidiary. The amount of any compensation deemed to be received by Participant pursuant to an Award shall not constitute compensation with respect to which any other employee benefits of such Participant are determined, including, without limitation, benefits under any bonus, pension, profit sharing, life insurance or salary continuation plan, except as otherwise specifically provided by the terms of such plan.

        15.9    Plan Binding on Successors.    The Plan shall be binding upon the Company, its successors and assigns, and the Participant, his executor, administrator and permitted transferees and beneficiaries.

        15.10    Construction and Interpretation.    Whenever used herein, nouns in the singular shall include the plural, and the masculine pronoun shall include the feminine gender. Headings of Articles and Sections hereof are inserted for convenience and reference and constitute no part of the Plan.

        15.11    Severability.    If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

        15.12    Governing Law.    The validity and construction of this Plan and of the Award Agreements shall be governed by the laws of the State of Delaware.

        15.13    Non-U.S. Employees.    In order to facilitate the making of any grant or combination of grants under this Plan, the Committee may provide for such special terms for awards to Participants who are foreign nationals, who are employed by the Company or any Subsidiary outside of the United States of America or who provide services to the Company under an agreement with a foreign nation or agency, as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Committee may approve such supplements to, or amendments, restatements or alternative versions of, this Plan as it may consider necessary or appropriate for such purposes without thereby affecting the terms of this Plan as in effect for any other purpose, and the Secretary or other appropriate officer of the Company may certify any such document as having been approved and adopted in the same manner as this Plan. No such special terms, supplements, amendments or restatements shall include any provisions that are inconsistent with the terms of this Plan as then in effect unless this Plan could have been amended to eliminate such inconsistency without further approval by the stockholders of the Company.

        15.14    Compliance with Section 409A of the Code.    This Plan is intended to comply and shall be administered in a manner that is intended to comply with Section 409A of the Code and shall be construed and interpreted in accordance with such intent. To the extent that an Award, issuance and/or payment is subject to Section 409A of the Code, it shall be awarded and/or issued or paid in a manner that will comply with Section 409A of the Code, including proposed, temporary or final regulations or any other guidance issued by the Secretary of the Treasury and the Internal Revenue Service with respect thereto. Any provision of this Plan that would cause an Award, issuance and/or payment to fail to satisfy Section 409A of the Code shall have no force and effect until amended to comply with Section 409A of the Code (which amendment may be retroactive to the extent permitted by applicable law).

16.   EFFECTIVE DATE, TERMINATION AND AMENDMENT

        16.1    Effective Date; Stockholder Approval.    The Effective Date of the Plan shall be the date on which the Plan is approved by the stockholders of the Company.

        16.2    Termination.    The Plan shall terminate on the date immediately preceding the tenth anniversary of the Effective Date. The Board may, in its sole discretion and at any earlier date, terminate the Plan. Notwithstanding the foregoing, no termination of the Plan shall in any manner affect any Award theretofore granted without the consent of the Participant or the permitted transferee of the Award.

        16.3    Amendment.    The Board may at any time and from time to time and in any respect, amend or modify the Plan; provided, however, that no amendment or modification of the Plan shall be effective without the consent of the Company's stockholders that (i) would materially increase the benefits accruing to participants under the Plan, (ii) would materially increase the number of shares of Common Stock that may be issued under the Plan, (iii) would materially modify the requirements for participation in the Plan, or (iv) must otherwise be approved by the stockholders of the Company in order to comply with applicable law or the rules of the New York Stock Exchange or, if the Common Stock is not traded on the New York Stock Exchange, the principal national securities exchange upon which the Common Stock is traded or quoted, then, such amendment will be subject to stockholder approval and will not be effective unless and until such approval has been obtained.

        16.4 Notwithstanding anything in the Plan to the contrary, up to 10% of the maximum number of Common Shares that may be issued or transferred under the Plan as provided for in Section 3.1 hereof, as may be adjusted under Section 3.2 hereof, may be used for Awards granted under the Plan that are not subject to the three-year vesting requirements set forth in Sections 6.3, 7.3, 8.2 and 10.1 of the Plan or the one-year vesting requirements set forth in Sections 8.2, 9.1 and 10.1 of the Plan.

The DoubleTree Hotel is located at:
75 W. Algonquin Road
Arlington Heights, IL 60005

The closest major intersection is Algonquin Road and
Arlington Heights Road

Directions to the DoubleTree by Hilton Hotel:
Chicago-Arlington Heights

From O'Hare International Airport and Downtown Chicago: Take 90 West, exit Arlington
Heights Road and make a right turn (North) to 1st traffic light (0.1 mile), which will be
Algonquin Road. Make a left turn (West) (0.1 mile) and we are located on the left hand side of the street on the Southwest corner of Arlington Heights Road and Algonquin Road

Directions from Chicago-O'Hare International Airport

Distance from hotel: 8 mi.    Drive time: 20 min.

Directions: 90 West to Arlington Heights Rd. exit and make a right. Take to Algonquin Rd.
and turn left. Hotel located on the left hand side.

Directions from Chicago Midway Airport

Distance from hotel: 30 mi.    Drive time: 45 min.

Directions: Cicero north to 290 West to 294 North to 90 West. Exit Arlington Heights Rd.
right to Algonquin Rd. and turn left. Hotel located on the left hand side.

VOTER CONTROL NUMBER DETACH PROXY CARD HERE (continued on reverse side) THE PROMPT RETURN OF PROXIES WILL SAVE THE CORPORATION THE EXPENSE OF FURTHER REQUESTS FOR PROXIES TO ENSURE A QUORUM AT THE MEETING. A SELF-ADDRESSED, POSTAGE-PREPAID ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. IMPORTANT The Board of Directors MYR GROUP INC. Cordially invites you to attend the 2011 Annual Meeting of Stockholders Thursday, May 5, 2011 9:00 a.m. Local Time The DoubleTree Hotel 75 W. Algonquin Rd. Arlington Heights, IL 60005 IMPORTANT In order that there may be a proper representation at the meeting, we urge you to sign, date and mail the proxy card even if you plan on attending the Annual Meeting. If you are present in person you may, if you wish, vote personally on all matters properly brought before the meeting. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders. The MYR Group Inc. Notice of Annual Meeting, Proxy Statement, and Annual Report to Stockholders are available at http://investor.myrgroup.com. If you plan to personally attend the Annual Meeting of Stockholders please check the box below and list the names of attendees on the reverse side. To change the address on your account, please check the box below and indicate your new address on the reverse side. Please note that changes to the registered name(s) on the account may not be submitted via this method. I/We do plan to attend. Change address.

DETACH PROXY CARD HERE MYR GROUP INC. SIGNATURE DATE SIGNATURE DATE Please sign exactly as your name appears above. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. PLEASE COMPLETE BOTH SIDES, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. Voting instructions must be received by midnight on May 4, 2011 for shares to be voted in accordance with your instructions. NAMES OF PERSONS PLANNING TO ATTEND THE 2011 MEETING AND/OR NEW ADDRESS REVOCABLE PROXY MYR GROUP INC. 2011 ANNUAL MEETING OF STOCKHOLDERS MAY 5, 2011 The undersigned stockholder of MYR Group Inc. (the "Corporation") hereby appoints William A. Koertner, Marco A. Martinez and Gerald B. Engen, Jr. (the “Proxies”), and each of them, with the full power of substitution to vote all shares of the Corporation which the undersigned is entitled to vote at the 2011 Annual Meeting of Stockholders of the Corporation to be held at the DoubleTree Hotel, 75 W. Algonquin Rd., Arlington Heights, IL 60005, on Thursday, May 5, 2011, at 9:00 a.m. local time, or at any postponements or adjournments thereof, with all the powers the undersigned would possess, as if the undersigned was present personally at the Annual Meeting or any postponements or adjournments thereof, as follows: PROPOSAL NO. 1 ELECTION OF DIRECTORS. 01 Henry W. Fayne, Class I Director 02 Gary R. Johnson, Class I Director PROPOSAL NO. 2 APPROVAL OF ADVISORY RESOLUTION ON EXECUTIVE COMPENSATION. FOR AGAINST ABSTAIN PROPOSAL NO. 3 ADVISORY VOTE ON THE FREQUENCY OF HOLDING AN ADVISORY VOTE ON EXECUTIVE COMPENSATION. EVERY YEAR EVERY 2 YEARS EVERY 3 YEARS ABSTAIN PROPOSAL NO. 4 APPROVAL OF THE 2007 LONG-TERM INCENTIVE PLAN (AMENDED AND RESTATED AS OF MAY 5, 2011). FOR AGAINST ABSTAIN PROPOSAL NO. 5 RATIFICATION OF THE APPOINTMENT OF ERNST AND YOUNG LLP AS MYR GROUP INC.’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM. FOR AGAINST ABSTAIN FOR WITHHELD VOTE VOTE THIS PROXY CARD IS SOLICITED BY THE BOARD OF DIRECTORS THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2, 4 AND 5. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR “EVERY YEAR” ON PROPOSAL 3. The shares represented by this proxy, when properly executed, will be voted as directed or, if no direction is given, will be voted for all proposals in accordance with the recommendation of the Board of Directors. The Proxies are hereby authorized to vote in accordance with their best judgment on any other matter that may properly come before the Annual Meeting or any postponements or adjournment thereof.